                                                                    EXHIBIT 10.1

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                             COLLABORATION AGREEMENT

      THIS COLLABORATION AGREEMENT dated as of December 18, 2002, between Pfizer Inc. ("Pfizer") a corporation organized under the laws of the State of Delaware of 235 East 42nd Street, New York, New York 10017-5755, and Neurocrine Biosciences, Inc. ("Neurocrine") a corporation organized under the laws of the State of Delaware, 10555 Science Center Drive, San Diego, California 92121-1102.

      WHEREAS, the parties have executed a License Agreement dated as of the date hereof (the "License Agreement") with respect to Neurocrine's compound generically known as indiplon; and

      WHEREAS, the parties would like to set forth the terms and conditions pursuant to which the parties will collaborate in connection with the commercialization of Products in the Territory (as both terms are defined below), and with respect to certain other matters as described herein.

      NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

      Any capitalized terms used herein which are not expressly defined in this Agreement shall have the meaning set forth in the License Agreement. For purposes of this Agreement, the following definitions shall also be applicable:

1.1 "Act" means both the Federal Food, Drug and Cosmetic Act, as amended, and the regulations promulgated under the foregoing.

1.2 "Affiliate" means any entity directly or indirectly controlled by, controlling, able to control, or under common control with, a party to this Agreement, but only for so long as such control shall continue. For purposes of this definition, "control" (including, with correlative meanings, "controlled by", "controlling" and "under common control with") means possession, direct or indirect, of (a) the power to direct or cause direction of the management and policies of an entity (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), or (b) at least fifty percent (50%) of the voting securities (whether directly or pursuant to any option, warrant or other similar arrangement) or other comparable equity interests. For the avoidance of doubt, neither of the parties to this Agreement shall be deemed to be an "Affiliate" of the other solely as a result of their entering into this Agreement.

1.3 "Approval" means receipt of a final Approval Letter from FDA authorizing marketing and sale of Products.

1.4   "Bankruptcy Code" means 11 USC Sections 101-1330, as amended.

1.5   "Baseline Threshold" is defined in Section 8.2(b).

1.6 "beneficial ownership" (and other correlative terms) means beneficial ownership as defined in Rule 13d-3 under the United States Securities and Exchange Act of 1934, as amended; it being understood and agreed that "beneficial ownership" shall also include any securities: which any person or any of such person's Affiliates has the right to acquire (whether such right is exercisable immediately or only after the passage of time in no event to exceed six months from any applicable date) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise.

1.7 "Business Day" means a day that is not a Saturday, Sunday or a day on which banking institutions in New York, New York or San Diego, California are authorized by Law to remain closed.

1.8   "Change in Control" or "Acquisition" means an event where:

      (a) any person or group of persons (as the term "group" is interpreted pursuant to Rule 13d-5 of under the Securities Exchange Act of 1934, as amended) acquires beneficial ownership of capital stock of Neurocrine entitling the holder(s) thereof to more than fifty percent (50%) of the voting power of the then outstanding capital stock of Neurocrine with respect to the election of directors of Neurocrine pursuant to a tender offer for Neurocrine securities, or

      (b) Neurocrine enters into a merger, consolidation, reorganization or similar transaction with another person (a "Business Combination Person"), whether or not Neurocrine is the survivor in such transaction and thereafter any of Neurocrine, the Business Combination Person or any other resulting person that is the surviving entity, as applicable, thereafter is (i) no longer generally engaged in drug discovery and development or (ii) in Pfizer's reasonable opinion, no longer able to perform its obligations hereunder or (iii) a direct or indirect division or subsidiary of a third party who is [***] (providing this shall not apply to a research and development joint venture between Neurocrine and [***] that does not otherwise fall within subparagraph (c) below) or (v) has at least [***] of any voting class of its capital stock beneficially owned, whether directly or indirectly (including as part of any group of persons), by any [***] or affiliate controlled by, controlling or under the common control of any [***] belongs (a "Group"), where such beneficial ownership by any such [***] or Group, as applicable, represents the largest percentage ownership of such capital stock by any single shareholder or Group of persons at such time; or

      (c) Neurocrine or its Affiliate sells or otherwise transfers to any person(s) that is not an Affiliate in one or more related transactions not involving a merger, consolidation, reorganization or similar transaction, properties or assets representing more than fifty percent (50%) (except that with respect to any transfer that is a license, such license must represent of all or substantially all of





*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

            Neurocrine's intellectual property assets) of (i) Neurocrine's consolidated total assets as reflected on its most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, or (ii) Neurocrine's consolidated operating income for the most recent fiscal year as reflected on its most recent Annual Report on Form 10-K, or (iii) any of the Neurocrine Technical Information or Neurocrine Patent Rights.

      For purposes of this definition of "Change in Control" (or "Acquisition"), references to Neurocrine shall be deemed to include all successors in any merger, consolidation, reorganization or similar transaction.

1.9 "CMC" means the chemistry, manufacturing and controls section of the Product NDA.

1.10 "Code" or "Codes" means the Code on Interactions with Healthcare Professionals promulgated by the Pharmaceutical Research and Manufacturers of America (PhRMA), and the American Medical Association Guidelines on Gifts to Physicians, as either of the foregoing may be amended, from time to time.

1.11 "Collaboration" means the collaboration between Neurocrine and Pfizer as set forth in this Agreement and the License Agreement.

1.12 "Combination Product" means any product which contains, in addition to the Product, one or more other therapeutically active ingredients.

1.13 "Commercialize" means directly or indirectly to market, sell, detail, promote or distribute, but in no event shall include an out-license or other divestiture of intellectual property to a person that markets, sells, details or distributes.

1.14 "Commercially Reasonable Efforts" means, those efforts and resources that Pfizer would use were it promoting and detailing its own pharmaceutical products which are of similar market potential as the Products, taking into account product labelling, market potential, past performance, economic return, the regulatory environment and competitive market conditions in the therapeutic area, all as measured by the facts and circumstances at the time such efforts are due. In evaluating economic return, Pfizer shall not consider the payments under this Agreement and the License Agreement to Neurocrine.

1.15 "Compound" means indiplon (NBI-34060) as more specifically described as Acetamide, N-Methyl-N-[3-[3-(2-thienylcarbonyl)_pyrazol - [1,5-a] pyrimidin-7-yl] phenyl] in any chemical form, including without limitation, salts, solvates, metabolites and prodrugs.

1.16  "Consensus Matter" shall be as defined in Section 3.9(b).

1.17 "Co-Promotion" or "Co-Promote" means the Detailing and Promotion of Products and Zoloft in the United States by Neurocrine and Pfizer as set forth in Article 6A.

1.18  "Co-Promotion Budget" is defined in Section 6A.3.

1.19 "Co-Promotion Term" means the period during which Neurocrine and Pfizer are Co-Promoting Products, Zoloft or other Pfizer Products under the terms and conditions set forth herein.

1.20 "Detail" means a face-to-face contact of either a Neurocrine or Pfizer Sales Representative, as the case may be, with a medical professional with prescribing authority (or, in the case of Sleep Specialists, medical professionals who are certified diplomates of the American Board of Sleep Medicine) during which scientific and/or medical information about the Products or Zoloft (as the case may be) is discussed. A Detail does not include a reminder or sample drop. Details shall be measured by each party's internal recording of such activity; provided that, such measurement shall be on the same basis as the recording party's measurement for its sales representatives detailing of such recording party's other products, consistently applied throughout the term of this Agreement. When used as a verb, the term "Detailing" means to engage in the activity of a Detail.

1.21  "Detail Report" is defined in Section 6A.4.

1.22 "Detail Requirement" means with respect to Neurocrine's Sales Representatives, [***].

1.23 "Development Costs" means the costs set forth in each relevant Development Plan; provided, however, for the avoidance of doubt, Development Costs shall in no event include any Out-of-Pocket Costs incurred or accrued by Neurocrine in the conduct of the Registration Program prior to the year 2003 or any internal costs of Neurocrine.

1.24 "Development Plan" means collectively, the Registration Plan and the Supplemental Plan.

1.25 "Development Program" means collectively, the Registration Program and Supplemental Program.

1.26 "Effective Date" means the first date upon which the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act") shall have expired or been terminated with respect to the License Agreement and this Agreement, as applicable, which in any event may only be a date no later than the 90th day following the date of this Agreement.

1.27 "FDA" means the United States Food and Drug Administration and any successor agency thereto.

1.28 "First Approval" means, with respect to IR Product or MR Product, the first Approval.

1.29  "Final Detail Requirement" is defined in Section 6A.4(b).

1.30 "GAAP" means US generally accepted accounting principles in effect from time to time.

1.31  [***].




*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

1.32 "GMP" means the Good Manufacturing Practices regulations and guidance promulgated by the FDA under the Act as of the time of manufacture of the applicable Products.

1.33 "Governmental Authority" means any court, agency, department or other instrumentality of any foreign, federal, state, county, city or other political subdivision.

1.34  "Initial Five Year Period" is defined in Section 2.3.

1.35  [***].

1.36 "IR Product" means the immediate release formulation of the Compound, characteristics as set forth in Exhibit A of the License Agreement or any formulation with equivalent release characteristics.

1.37 "Launch" means the shipping of commercial quantities of a Product for commercial sale to unaffiliated third parties.

1.38 "Law" or "Laws" means all laws, statutes, rules, Codes, regulations, orders, decrees, judgments and/or ordinances of any Governmental Authority.

1.39  "Marketing Plan" is defined in Section 6A.3(c).

1.40 "Medical and Marketing Expenses" means all Out-of-Pocket Costs, paid or accrued by a party pursuant to the Marketing Plan and directly related to the Co-Promotion of the Products in the US Territory, including those in connection with:

      (a)   [***];


*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

      (b)   [***];

      (c)   [***];

      (d)   [***]

      (e)   [***].

      [***]:

            (1)   [***]

            (2)   [***].

All other Out-of-Pocket Costs incurred in the Co-Promotion of the Products in the US Territory, but not specifically identified above, but which have been approved by the MC or provided for in the Marketing Plan, shall be accounted for and deemed Medical and Marketing Expenses for all purposes of this Agreement.

1.41 "MR Product" means the modified release formulation of the Compound as set forth in Exhibit A of the License Agreement or any formulation with equivalent kinetic profile.



*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

1.42 "Net Sales" means (a) gross sales of Pfizer, its Affiliates and sublicensees of Product to unaffiliated third parties in the applicable country, less (i) bad debts related to the Product and (ii) sales returns and allowances, including, without limitation, trade, quantity and cash discounts and any other adjustments, including, but not limited to, those granted on account of price adjustments, billing errors; rejected goods, damaged or defective goods, recalls, returns, rebates, chargeback rebates, fees, reimbursements or similar payments granted or given to wholesalers or other distributors, buying groups, health care insurance carriers or other institutions, adjustments arising from consumer discount programs, [***], customs or excise duties, sales tax, consumption tax, and other taxes (except income taxes) or duties relating to sales, and any payment in respect of sales to any governmental or regulatory authority in respect of any government-subsidized program; and (b) in the case of Combination Products, (aa) If Pfizer and/or its Affiliates separately sells in such country during such Year when it sells such Combination Product both (x) one or more Products as a single chemical entity and (y) other products containing active ingredient(s) as a single entity that are also contained in such Combination Product, the Net Sales attributable to such Combination Product during such Year shall be calculated [***]; (bb) if Pfizer and/or its Affiliates separately sells, in such country during such Year when it sells such Combination Product, one or more Products as a single chemical entity but do not separately sell, in such country, other products containing active ingredient(s) that are also contained in such Combination Product, the Net Sales attributable to such Combination Product during such Year shall be calculated by [***];



*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

      (cc) if Pfizer and/or its Affiliates do not separately sell each Products contained in the Combination Product, the Net Sales attributable to such Combination Product shall be calculated [***].

      With respect to the determination of Net Sales of Combination Products above and in considering the financial feasibility of Launching a Combination Product, if one or both of the parties determines that the formula in (aa), (bb) or (cc), as the case may be, will result in commercialization of the Combination Product not being economically feasible or equitable, the parties will meet and discuss in good faith adjustments or alterations to the applicable formulas above to address the concerns of such party(ies).

1.43  "Neurocrine Field Force" is defined in Section 6A.1(a).

1.44  "Neurocrine Sales Force" is defined in Section 6A.1(a).

1.45 "NDA" means a New Drug Application filed with the FDA with respect to each Product.

1.46 "Not-Approvable Letter" means a letter or other official communication from FDA providing notice that an application filed with FDA may not be approved, as defined in FDA regulations set forth in 21 C.F.R. 314.120.

1.47 "Out-of-Pocket Costs" means costs and expenses paid or accrued to third parties, other than Affiliates or employees, by either party after the Effective Date.

1.48 "Pfizer Field Force" means a Pfizer field force comprised of full time Sales Representatives in the US Territory who are trained to Detail Products to psychiatrists and/or to Sleep Specialists.




*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

1.49 "Pfizer Quarter" means each of the periods ending on each of the four (4) thirteen (13) week periods as used by Pfizer as reported in its quarterly and annual filings with the Securities and Exchange Commission, the first commencing on January 1 of any year.

1.50 "Position" as used in this Agreement denotes the priority position in which a Neurocrine Sales Representative Details the products in accordance with their established field force practices; "First Position" means that the relevant product is Detailed with the highest priority in accordance with their established field force practices; and "Second Position" means that the relevant product is Detailed with the second highest priority in accordance with their established field force practices.

1.51 "Product" means all pharmaceutical formulations and dosage forms which contain the Compound either alone or in combination with other therapeutically active ingredients.

1.52 "Product Studies" mean clinical, preclinical, safety, epidemiological studies and modeling, pharmacoeconomic studies, in each case including any ancillary or incidental development, investigation or research scheme pertaining thereto, that are designed: (a) to support regulatory authority or other Governmental Authority approval for marketing of Products; or (b) to support publications, promotional and educational activities, future labeling changes or new indications of the Compounds or the Products.

1.53 "Promote" means those activities other than Detailing undertaken by a party to encourage sales of Products including but not limited to, journal advertising, direct mail programs, direct-to-consumer advertising, convention exhibits and other forms of advertising and promotion.

1.54 "Registration Plan" means the annual plan with respect to the US Territory created by the DC for those pre-clinical and clinical studies to be conducted as part of the Registration Program.

1.55 "Registration Program" means the development program with respect to the US Territory conducted by Neurocrine as set forth on Schedule 5.3(a), as may be amended by the DC in accordance with Section 5.2.

1.56  "ROW Territory" means all countries in the world outside the US Territory.

1.57 "Sales Representative" means an individual who engages in Detailing and other promotional efforts in the field with respect to the Products and who has been trained and is employed by either party, and in the case of Neurocrine, includes a member of the Neurocrine Field Force.

1.58 "Sleep Specialist" means a sleep medicine specialist who is a certified diplomate of the American Board of Sleep Medicine.

1.59 "Specifications" means the specifications for the manufacture and packaging of the Products.

1.60 "Supplemental Plan" means the annual plan with respect to the US Territory created by the DC and the MC for those preclinical and clinical studies to be conducted as part of the Supplemental Program.

1.61 "Supplemental Program" means the development program with respect to the US Territory conducted by Pfizer described in Section 5.3(b), as may be amended by the DC and the MC from time to time.

1.62  "Territory" means the US Territory and the ROW Territory.

1.63 "Trademarks" means any trademark associated with the Products in the Territory, which may be selected by the MC in the US Territory and by Pfizer in the ROW Territory.

1.64 "US Territory" means the United States of America, including its territories, possessions and Puerto Rico.

1.65  "Year" means each calendar year during the term of this Agreement.

1.66 "Zoloft" means the compound generically known as sertraline and which is promoted or sold under the trademark Zoloft(R) as a single entity.

1.67 "Zoloft Net Sales" means (1)(a) gross sales of Pfizer, its Affiliates and sublicensees of Zoloft to unaffiliated third parties in the US Territory less, (b) returns and allowances, including, without limitation, trade, quantity and cash discounts and any other adjustments, including, but not limited to, those granted on account of price adjustments, billing errors, rejected goods, damaged or defective goods, recalls, returns, rebates, chargeback rebates, fees, reimbursements or similar payments granted or given to wholesalers or other distributors, buying groups, health care insurance carriers or other institutions, adjustments arising from consumer discount programs, customs or excise duties, sales tax, consumption tax, and other taxes (except income taxes) or duties relating to sales, and any payment in respect of sales to any governmental or regulatory authority in respect of any government-subsidized program, multiplied by (2) [***].

1.68 "Zoloft Patent Expiration Date" means June 30, 2006, or such later date that U.S. Patent No. 4,536,518 may expire.

1.69 "Zoloft Trademark" means the trademark Zoloft(R) and/or any other trademark associated with Zoloft in the US Territory owned or otherwise held by Pfizer or one of its Affiliates.

Whenever in this Agreement the term "includes" or "including" is used, unless expressly limited such terms shall be without limitation to the enumerated or listed items.

                                    ARTICLE 2

                          GRANT OF CO-PROMOTION RIGHTS

2.1   Grant of Rights. Subject to the terms of this Agreement, Pfizer grants to
      Neurocrine:

      (a) the exclusive right to Promote and Detail (but not to sell) the Product together with Pfizer in the US Territory to psychiatrists and Sleep Specialists, as well as to such other specialists as the parties may mutually agree; and



*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

      (b) the non-exclusive right to Promote and Detail (but not to sell) Zoloft to psychiatrists in the US Territory, such right commencing on the date (in no event earlier than the filing with FDA of the NDA for the MR Product pursuant to Section 4.3) on which members of the Neurocrine Field Force (as defined below) successfully complete initial training in accordance with Schedule 2.5 attached hereto until the Zoloft Patent Expiration Date.

2.2   Compliance With Law and Codes.

      (a) General. Both Pfizer and Neurocrine will Promote and Detail the Products and Zoloft in the US Territory in accordance with applicable Law, the terms of this Agreement and, with respect to the Product, the then-current Marketing Plan (except upon an event described in Section 3.5(c)). Neither party shall be required to undertake any action or inaction (including without limitation any Launch of any Product), or to incur expenditures in connection with any such action or inaction under this Agreement that it believes, in good faith, may violate any Law.

      (b) Medical Education. Pfizer will in all material respects conform the practices and procedures for educating the medical community in the United States by Pfizer or Neurocrine representatives pursuant to the Marketing Plan to the Accreditation Council for Continuing Medical Education Standards for Commercial Support of Continuing Medical Education and any applicable FDA regulations, as the same may be amended from time to time (except with respect to grants for independent educational events which are not accredited, but for which the grantee certifies in writing to Pfizer or Neurocrine as to such grantee's independence).

2.3 Detailing Obligations. The Neurocrine Field Force shall Detail Products commencing on Launch of the first Product up to and including the end of the fifth full year (365 day period) from Launch of the first MR Product (such period, the "Initial Five Year Period"), in either the First Position or Second Position. After the Initial Five Year Period, [***].



*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

2.4 Other Pfizer Products. Upon the Zoloft Patent Expiration Date, Pfizer and Neurocrine may discuss from time to time additional Pfizer products for the Neurocrine Field Force to co-promote and detail within the US Territory, provided that neither party shall be required to undertake any obligations with respect to such products unless mutually agreed.

2.5   Training.

      (a) Pfizer shall, at its sole expense, provide initial sales and product training for Zoloft, and "launch track" training for the Product, for the initial two hundred (200) members of Neurocrine Sales Force as set forth in Schedule 2.5 and in accordance with Pfizer's existing training programs at such time. Pfizer shall not be obligated to provide any training for any additional Neurocrine personnel other than Neurocrine Field Force trainers. Pfizer shall provide ongoing training relating to the Product and Zoloft for trainers who at such time train the Neurocrine Field Force. Pfizer's training of the Neurocrine Sales Force will be conducted in accordance with applicable Law. The Neurocrine Sales Force will attend, at Neurocrine's expense, the United States national Product Launch meeting and periodic Product sales meetings along with the Pfizer sales force and Launch meetings in the ROW Territory. Except as provided above, the implementation of all ongoing training programs for the Neurocrine Sales Force will be the responsibility of Neurocrine, at its sole expense.

      (b) Pfizer shall provide to Neurocrine mutually agreed upon quantities of training materials appropriate and adequate to train the Neurocrine Field Force for the Co-Promotion of the Products and Zoloft and consistent with the quantities of such materials used by Pfizer for the Pfizer Field Force. Pfizer shall at substantially the same time it begins use of such materials, provide to Neurocrine such agreed upon quantities of all Pfizer training materials, without charge to Neurocrine, relating to Products or Zoloft that are used by the Pfizer Field Force.

      (c) Neurocrine shall at its own expense, comply with any training plan contained in the applicable Marketing Plan for post "launch track" Neurocrine Field Force training and any Zoloft training plan applicable to the Pfizer sales force Detailing Zoloft.

2.6 Promotional Materials. The Neurocrine Field Force and Pfizer Field Force will only utilize promotional, advertising, communication and educational materials (including all written, graphic, electronic, audio and video pieces and including journal advertisements, direct mail, direct to consumer advertising, internet postings, broadcast advertisements and sales aids (pens, cups, note pads and the like)) relating to the Products (collectively "Promotional Materials") and only conduct promotional activities for the Products which, in each case, have been approved in the Marketing Plan or otherwise by the MC (except following an event described in Section 3.5(c)). All Promotional Materials will be subject to regulatory review and approval by the MC (except following an event described in Section 3.5(c)). At substantially the same time any Product Promotional Materials and any Product related communication is sent in hard copy, electronically or by voicemail by Pfizer to the Pfizer Field Force, Pfizer will provide to Neurocrine with copies of all such materials (or notify Neurocrine as to such other communication, as applicable) for the Neurocrine Sales Force (which shall be equivalent to quantities of such materials provided to the Pfizer Field Force). Promotional Materials shall be allotted to Neurocrine according to Neurocrine's Detail Requirement for the applicable year. All promotional activities conducted by the Neurocrine Field Force and Pfizer Field Force shall be consistent with the Promotional Materials so approved and the then-current Marketing Plan. Pfizer shall own all rights to all Promotional Materials, including all copyrights thereto. Unless and until Promotional Materials are approved by the MC for publication or other general dissemination, each party shall maintain them in confidence pursuant to the terms of Article
      11. All Promotional Materials will bear the corporate names and logos/trademarks of Neurocrine and Pfizer in substantially equal prominence and frequency.

2.7 Samples. Following Launch of the first Product and in support of Neurocrine's Detailing and Promotional activities hereunder, Pfizer shall provide Neurocrine with Product samples as required in the applicable Marketing Plan, and Zoloft samples consistent with the allocation to the Pfizer Field Force. Samples will be allocated fairly between the Neurocrine Field Force and Pfizer sales force in accordance with the number of Details the respective field forces are required to undertake as set forth in the Marketing Plan. Pfizer shall ship such samples to a central location designated by Neurocrine. Neurocrine and Pfizer shall use samples strictly in accordance with the then-current Marketing Plan and shall store and distribute samples in full compliance, and otherwise fully comply, with all applicable Laws, including the requirements of the Prescription Drug Marketing Act of 1987, as amended (the "PDMA"). Pfizer and Neurocrine each will maintain those records required by the PDMA and all other Laws with respect to the samples allocated to each of them. Neurocrine and Pfizer shall be responsible for the filing of any necessary reports to FDA in connection with the PDMA with respect to the samples allocated to each of them. All costs and expenses associated with the manufacture, shipment and distribution (to Neurocrine's central location), warehousing and storage (until shipment to Neurocrine's central location), of Products samples shall be borne by Pfizer. Each party will destroy any samples not distributed by its Sales Representatives at its sole expense.

2.8 Responsibility for Medical and Marketing Expenses and Development Costs. Pfizer shall be responsible for all Medical and Marketing Expenses for the Products.

2.9   [Intentionally left blank].

2.10 Medical Inquiries. The MC and RC will provide the parties with information and materials relevant or appropriate to allow the parties' medical and sales professionals, as appropriate, to respond to those medical questions or inquiries from the medical and paramedical professions and consumers relating to any FDA approved use of the

      Products. Each of the parties will only use these materials, which shall be consistent with the relevant FDA-approved Product labeling, when answering such questions and inquiries so as to ensure that medical and sales professionals from both parties are responding to such questions or inquiries in the same manner. The MC and RC will provide the parties with information, materials and instructions to allow medical professionals from both parties to respond to medical questions or inquiries concerning matters not consistent with FDA approved Product labelling in accordance with applicable Pfizer procedures for responding to unsolicited medical inquiry requests on off-label use.

2.11 Meetings and Symposia and Marketing Activities. Neurocrine will have a role in implementing the marketing activities as set forth in the Marketing Plan. It is generally agreed that Product presentations, exhibits and booths at meetings and symposia will be a joint Pfizer and Neurocrine activity under the Marketing Plan and the cost thereof will be Medical and Marketing Expenses. To the extent not included within the Marketing Plan, Neurocrine at its sole expense shall have the right to make Product presentations and have its own exhibits and booths that feature the Products; provided that any such presentations, exhibits and booths are consistent with the Marketing Plan.

2.12 Commercially Reasonable Efforts. The parties covenant and agree to use, in the case of Pfizer, Commercially Reasonable Efforts, and in the case of Neurocrine, its commercially reasonable efforts, with respect to carrying out each of their respective decisions under Articles 2, 3, 4 (except as otherwise specified in Section 4.3(b)), 5, 6A and 6B, and their respective obligations under this Agreement.

                                    ARTICLE 3

                             MANAGEMENT OF ALLIANCE

3.1 Committees. In order to fulfill the objectives of this Agreement, the parties agree to establish a Steering Committee, a Joint Operating Committee ("JOC"), a Marketing Committee described in Article 6A ("MC"), a Development Committee described in Article 5 ("DC"), a Regulatory Committee described in Article 4 ("RC"), and a Product

      Supply Committee described in Article 6B ("PSC"), (collectively, the "Committees") and such other committees and subcommittees as may be established by mutual consent of Neurocrine and Pfizer. The members of each Committee and subcommittee, as designated by each party, shall be functionally aligned with each other, and each Committee shall have two co-chairpersons, one designated by each of Neurocrine and Pfizer.

3.2 Meetings. The co-chairpersons of the Steering Committee, the JOC, the MC, the DC, the RC, the PSC, or any other committee or subcommittee, shall call meetings quarterly (except the Steering Committee which shall meet at least three times annually), or as otherwise mutually agreed. Meetings may be held in person, by telephone, or by video conference call, and the location of each meeting shall alternate between sites selected by each co-chairperson, unless otherwise agreed. The decisions of each committee or subcommittee shall be by a vote of the co-chairpersons, each co-chairperson having one vote, and all decisions shall be by unanimous consent of the co-chairpersons, except as provided in Section 3.12. Additional participants may be invited by any representative to attend meetings when and where appropriate. The parties shall cause their respective representatives on the committees and subcommittees to use diligent efforts, acting in good faith, to resolve all matters presented to them as expeditiously as possible. In addition to the foregoing, either party may call a special meeting of the Steering Committee two (2) times per year, on fifteen (15) days notice to the other party. Meetings will alternate between the offices of the parties, unless otherwise agreed. Each party shall be responsible for expenses incurred by its employees and its members of the Steering Committee incurred in attending or otherwise participating in Steering Committee meetings.

3.3   Development Committee.

      (a) The DC shall consist of research and development, new product development, regulatory and marketing/medical managers and such other relevant personnel involved in development of products (as needed) from each of Neurocrine and Pfizer, each of which shall confirm to the other its designees and which shall be responsible for oversight of the Development Program in the US Territory. The specific responsibilities of the DC are set forth in
            Section 5.2.

      (b) Upon a material breach or material default of Neurocrine, the DC shall be disbanded and Pfizer shall have sole decision making authority and responsibility with respect to development of the Products, subject to Section 3.12.

      (c) If the DC is unable to reach a decision on any issue within ten (10) Business Days after presentation, the issue shall be referred for resolution to the JOC.

3.4   Regulatory Committee.

      (a) The RC shall consist of regulatory, research and development, safety and marketing medical managers and such other relevant personnel (as needed) from each of Neurocrine and Pfizer, each of which shall confirm to the other its designees and which shall be responsible for the regulatory compliance of the Development Program in the US Territory. The specific responsibilities of the RC are set forth in
            Section 4.2.

      (b) If the RC is unable to reach a decision on any issue within ten (10) Business Days after presentation, the issue shall be referred for resolution to the JOC.

      (c) Upon a material breach or material default of Neurocrine, the RC shall be disbanded and Pfizer shall have sole decision making authority and responsibility with respect to regulatory matters related the Products, subject to Section 3.12.

3.5   Marketing Committee.

      (a) The MC shall consist of regulatory, and sales and marketing medical managers and such other relevant personnel (as needed) from each of Neurocrine and Pfizer, each of which shall confirm to the other its designees and which shall be responsible for marketing activities with respect to the Product in the US Territory. The specific responsibilities of the MC are set forth in Section 6A.3(b).

      (b) Upon a material breach or material default of Neurocrine, the MC shall be disbanded and Pfizer shall have sole decision making authority and responsibility with respect to marketing the Products, subject to Section 3.12.

      (c)   Upon a reduction of Neurocrine's Co-Promotion activities pursuant to
            Section 6A.6(b), the MC shall be disbanded and Pfizer, subject to Steering Committee oversight with respect to marketing activities as would otherwise be provided in Section 3.12(b), shall have sole decision making authority and responsibility with respect to marketing the Product.

      (d) If the MC is unable to reach a decision on any issue within ten (10) Business Days after presentation, the issue shall be referred for resolution to the JOC.

3.6   Product Supply Committee.

      (a) The PSC shall consist of regulatory, clinical development, QA/QC, and pharmaceutical development and such other relevant personnel (as needed) from each of Neurocrine and Pfizer, each of which shall confirm to the other its designees and which shall be responsible for Product manufacturing and supply matters. The specific responsibilities of the PSC are set forth in Section 6B.1.

      (b) Upon a material breach or material default of Neurocrine, the PSC shall be disbanded and Pfizer shall have sole decision making authority and responsibility with respect to marketing the Products, subject to Section 3.12.

      (c) Upon Launch of both the IR Product and the MR Product, the PSC will be disbanded and Pfizer, subject to Steering Committee oversight with respect to marketing activities as would otherwise be provided in Section 3.12(b), will have sole decision making authority and responsibility for decisions related to manufacturing.

      (d)   If the PSC is unable to reach a decision on any issue within ten
            (10) Business Days after presentation, the issue shall be referred for resolution to the JOC.

3.7   Joint Operating Committee.

      (a) The JOC will consist of the co-chairpersons of the each of the DC, the RC, the MC, and the PSC. The JOC shall be responsible for the following:

            (i) Oversight of the development and commercialization of Products hereunder in the US Territory;

            (ii) Review and approval of the annual Registration Plans, Supplemental Plans, Manufacturing Plans, Regulatory Plans and Marketing Plans, and a review of quarterly updates from each of the Committees;

            (iii) Review and discussion of the Critical Package (as defined in
                  Section 4.3(b)) and making all Go Decisions with respect to an NDA Filing;

            (iv) Resolution of disputes that cannot be resolved by the DC, the RC, the MC and the PSC; and

            (v) Raising disputes that cannot be resolved by the JOC to the Steering Committee.

      (b) Prior to each meeting of the JOC, the parties will distribute to each other written copies of all materials intended to be submitted at the JOC meeting plus, to the extent not set forth in the JOC materials, a written report from the Committees summarizing any other material data and information arising out of the development and marketing of Products. In the event that after receipt of any such report, either party shall request additional data or information, the party to whom such request is made shall promptly provide to the other party such data or information.

      (c) Either party may call a special meeting of the JOC two (2) times per year, on fifteen (15) Business Days notice to the other party. Meetings will alternate between the offices of the parties, unless otherwise agreed. Each party shall be responsible for expenses incurred by its employees and its members of the JOC incurred in attending or otherwise participating in JOC meetings.

      (d) Upon a material breach or material default of Neurocrine, the JOC shall be disbanded and Pfizer shall have sole decision making authority and responsibility with respect to manufacturing activities of the Products, subject to Section 3.12.

      (e)   If the JOC is unable to reach a decision on any issue within ten
            (10) Business Days after presentation, the issue shall be referred for resolution to the Steering Committee.

3.8 Steering Committee. The Steering Committee shall consist of an equal number of representatives from both Neurocrine and Pfizer with decision-making authority within their respective organizations. Neurocrine and Pfizer shall confirm to the other its designees. The Steering Committee shall address all of the significant and strategic issues within the purview of the various Committees, and shall be responsible for resolving any issues referred by the JOC. The Steering Committee will be presented with updates on the activities and achievements of the Committees and otherwise as provided below. Except as otherwise provided in Section 3.12, all decisions of the Steering Committee will be by unanimous vote of the co-chairpersons. Prior to each meeting of the Steering Committee, the parties will distribute to each other written copies of all materials intended to be submitted at the Steering Committee meeting plus, to the extent not set forth in the Steering Committee materials, a written report from the JOC summarizing any other material data and information arising out of the development and marketing of Products. In the event that after receipt of any such report, either party shall request additional data or information, the party to whom such request is made shall promptly provide to the other party such data or information. If the Steering Committee is unable to resolve any issue within thirty (30) days after presentation, the issue shall be referred for resolution pursuant to Section 3.9.

3.9 Final Decision Making Authority. If for any reason the Steering Committee cannot resolve any matter properly referred to it, the matter shall be referred to a senior pharmaceutical executive of Neurocrine and a senior pharmaceutical executive of Pfizer for resolution. Neither of such senior pharmaceutical executives shall at the time of determination be a member of any Committee or subcommittee, and at such time shall be senior to Committee or subcommittee members appointed by such party. If such senior pharmaceutical executives after discussing the matter in good faith and attempting to find a mutually satisfactory resolution to the issue, fail to come to consensus, the final decision-making authority shall be allocated as follows:

      (a) The senior pharmaceutical executive of Neurocrine will have the final decision-making authority for decisions regarding:

            (i)   [***];

            (ii)  [***];

            (iii) [***]

            (iv)  [***].




*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

      provided, however, that Neurocrine's final decision-making authority with respect to the above-mentioned items shall terminate, and Pfizer shall thereafter assume final decision-making authority, with respect to each of the IR Product and the MR Product on the earlier of [***].

      (b) The following matters will be matters with respect to which consensus decision making by the parties will be required ("Consensus Matters"). Consensus Matters must be by unanimous decision of the parties and neither party will have final decision making authority with respect to these matters. The following matters are Consensus Matters:

            (i)   [***];

            (ii)  [***]

            (iii) [***];

            (iv)  [***].





*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

      (c) The senior pharmaceutical representative of Pfizer shall have the final decision-making authority with respect to the following:

            (i)   [***];

            (ii)  [***];

            (iii) [***];

            (iv)  [***]

            (v)   [***].

      (d) If a committee or subcommittee has made a decision with respect to a matter without referral to the senior pharmaceutical executives as provided in this Section 3.9, a party cannot be deemed to have breached Section 2.12 of this Agreement with respect to such decision.

3.10 Decision-Making Authority. Notwithstanding anything to the contrary, none of the Committees or subcommittees contemplated by this Article 3, no senior executive of Neurocrine nor any senior pharmaceutical executive of Pfizer shall have authority to determine any of the matters for which (a) one or more of the parties is allocated decision-making authority elsewhere in this Agreement, (b) the Agreement provides is explicitly a Consensus Matter or for the mutual or joint agreement of the parties or
      (c) is in violation of any express provision of this Agreement or the License Agreement.



*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

3.11 Alliance Managers. In addition to the Committees set forth above, Neurocrine and Pfizer each acknowledge and agree that it would be beneficial to the Collaboration for each to have a senior representative with a general understanding of the clinical, regulatory, manufacturing and commercial issues relating to Products to act as an alliance manager ("Alliance Manager"), and will appoint such a person to the extent each party in its sole discretion determines it is practical. It is envisioned that the Alliance Managers will serve as a single point of contact within each party with responsibility for facilitating communication and collaboration between the parties. The Alliance Managers may attend Committee meetings as appropriate and will be provided access to decision making representatives of both parties. Once appointed, each co-chairperson of each Committee will report any Committee issues, potential or pending disagreements and critical Committee decisions to its Alliance Manager. The Alliance Managers will work together to resolve such issues or potential disputes, and to enable the Committees to reach unanimous decisions with the intent of averting the escalation of such issues or potential disputes.

3.12 Committee Structure upon Neurocrine Material Default or Material Breach. Upon a material default or material breach of Neurocrine following the election of Pfizer under Section 13.3(c)(i) or (ii):

      (a) Each of the MC (if not previously disbanded in accordance with Section 3.5), the PSC (if not previously disbanded in accordance with Section 3.6), the DC, the RC and the JOC will be disbanded, and each provision in this Agreement that refers to a decision, oversight or consultation with of any of the foregoing Committees, or requiring compliance or consistency with a Development Plan, Regulatory Plan, a Marketing Plan or a Manufacturing Plan, shall be deemed inoperative;

      (b) The Steering Committee will remain in place. Pfizer will report to the Steering Committee prior to each scheduled meeting on the items set forth in Schedule 3.12 and the Steering Committee will make any decisions with respect to such matters reported requiring any decisions; provided, however, that if the co-chairpersons of the Steering Committee are unable to reach a decision on any issue within ten (10) Business Days after presentation, the Pfizer co-chairperson shall make the final decision;

      (c) Pfizer shall make all decisions regarding the matters in Section 3.9(a) and (b);

      (d) Article 4, Article 5 and Article 6B shall be deemed amended such that Pfizer shall have sole responsibility and authority with respect to the matters described herein as being the responsibility of and/or under the authority of Neurocrine; and

      (e) All other obligations of Pfizer under this Agreement, except as otherwise provided herein, shall survive until termination of this Agreement.

                                    ARTICLE 4

                         CLINICAL AND REGULATORY MATTERS

4.1 Clinical and Regulatory Matters in the U.S. Territory Prior to First Approval of Products. This Section 4.1 shall apply to clinical and regulatory matters prior to termination of Neurocrine's final decision-making authority pursuant to Section 3.9(a); and Neurocrine's activities hereunder will be under the guidance of the RC, whose activities are further described in Section 4.2 (and the JOC with respect to the matters in Section 4.3).

      (a) Subject to the provisions of this Article 4, Neurocrine will retain all responsibilities as the sponsor of the Product IND until Approval, including, but not limited to, correspondence, reports and filings with FDA, responsibility for all clinical trials and data generated therefrom. Neurocrine will maintain the integrated database of all Product clinical trial data. All regulatory filings within the US Territory relating to the Products prior to First Approval of the IR Product and the MR Product shall be the property of Neurocrine and held in Neurocrine's or its Affiliate's name.

      (b) Neurocrine will establish the timeline for and will prepare and file the NDA for IR Product and MR Product with the FDA (subject to
            Section 4.3).

      (c) Notwithstanding anything in this Agreement to the contrary, in the event there is an Advisory Committee meeting with respect to the Product NDA, all preparations, strategies and actions with respect thereto will be a Consensus Matter.

      (d) Notwithstanding anything in this Agreement to the contrary, all negotiations with FDA regarding Product labelling, including all pre-filing meetings and other meetings, teleconferences or other interactions with FDA concerning Product labelling, and all decisions regarding the proposed and final labelling included in the NDA filings will be a Consensus Matter.

      (e) Notwithstanding anything in this Agreement to the contrary, the organization and strategies for responses to FDA inquiries with respect to the Registration Program and first NDA filing for IR Product and MR Product will be a Consensus Matter.

      (f) Following NDA approval by the FDA, Pfizer will be responsible for communicating with the FDA regarding all NDA post-Approval requirements, activities and issues.

      (g) Pfizer will be the sponsor of all filings with Governmental Authorities outside the US Territory; and within the US Territory with respect to the IR Product and the MR Product after First Approval of the IR Product and MR Product, respectively, and/or after Neurocrine's decision making shall have terminated in accordance with Section 3.9(a).

4.2 Regulatory Committee. The RC will operate within the framework of the governance structure set forth in Article 3. The responsibilities of the RC include, but are not limited to, the following:

      (a) Overseeing the implementation of the plan for the registration and regulatory strategy (the "Regulatory Plan") for first NDA filing for IR Product and MR Product- in the US Territory as set forth on
            Schedule 4.2(a);

      (b) Overseeing, monitoring and coordinating all regulatory (FDA) aspects of the (i) Registration Program and (ii) the Supplemental Program, including with respect to each, all regulatory actions, communications and filings (including matters pertaining to Product labelling) and submissions, including filings and submissions of supplements and amendments to FDA with respect to the Products;

      (c) Facilitating the exchange of all US regulatory information and data between the parties;

      (d) Establishing the schedule and implementation strategy for all FDA filings based on the Registration Program;

      (e) Establishing the schedule and implementation strategy for all FDA filings based on the Supplemental Program;

      (f)   Providing updates on its activities and achievements to the JOC.

4.3   NDA Filing Decision.

      (a) Neurocrine will make available to the JOC, and the JOC will track the completion of, each Registration Program clinical trial and will review all safety and efficacy data therefrom promptly following such data becoming available. The JOC will make all data available to representatives of Pfizer and Neurocrine senior management. Within thirty (30) days following such data availability from each Registration Program clinical trial, Pfizer and Neurocrine through their representatives on the JOC, will each report to the other any issues arising from the study that may require additional work. If any additional work is required as a result of such data, the JOC as a Consensus Matter will identify mutually agreed upon changes to the Registration Program to support the NDA filing, and such changes will be implemented by Neurocrine at Pfizer's cost.

      (b)   [***].

      (c) Neurocrine shall not file an NDA with respect to any Product unless the parties have made a Go Decision in 4.3(b) above. Following any Go Decision, Neurocrine will have responsibility for preparing the complete and final NDA filing for the IR Product and/or MR Product as set forth in this Section 4.3(c) (the "NDA Package"). [***].








*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

      (d)   [***].

      (e) Subject to Section 4.3(d), Pfizer shall have the obligation to Launch such Product within ninety (90) days of such Approval; provided, however, that Pfizer's obligation to Launch within such time period will be delayed to the extent its failure to Launch is related to [***].





*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

      (f) In the event either party shall make a No Go Recommendation, the party making such recommendation will outline with specificity the basis for such recommendation and what data such party in good faith believes will be required to be added to the Registration Program to support an acceptable NDA filing. The Parties will mutually agree as a Consensus Matter on a clinical plan describing the supportive clinical program ("the Supportive Clinical Program") that will be required to support a Go Decision by the parties, Neurocrine will conduct and Pfizer will bear the costs of the Supportive Clinical Program under the same terms and conditions agreed for conduct of the Registration Program, and the Supportive Clinical Program will be deemed to be part of the Registration Program as set forth herein. Following completion of the Supportive Clinical Program, the procedure set forth in Section 4.3(b) above shall be repeated, unless Pfizer elects to terminate this Agreement in accordance with
            Section 13.3(a).

4.4 Additional FDA Requirements and Responses to FDA Inquiries Prior to First Approval. Prior to First Approval, as soon as practicable but in any event within four (4) Business Days of receipt by Neurocrine, Neurocrine will provide notice to Pfizer of any additional FDA requirements which FDA may impose with respect to the First Approval (including without limitation, additional clinical studies), and of all FDA inquiries requiring a response. This includes written, oral, electronic or any other requests received from FDA. Pfizer and Neurocrine shall mutually agree as a Consensus Matter upon any response to FDA. Promptly after receipt of any inquiry or the knowledge of a requirement, as the case may be, Neurocrine will provide Pfizer with copies of all correspondence from FDA. If such correspondence is an inquiry, the RC will discuss the FDA inquiry and outline the strategy for response. Neurocrine will draft the response to all inquiries promptly (the amount of time to generate the response will depend on the nature of the inquiry) and provide a draft to Pfizer. Pfizer will have ten (10) days in which to review and comment on the Neurocrine draft response. Neurocrine will review the Pfizer comments. If Neurocrine agrees with the Pfizer comments, Neurocrine will incorporate the comments and submit the response to the FDA. Neurocrine will contact the RC within three (3) days in the event Neurocrine disagrees with any Pfizer comment. If the members of the RC cannot agree on the matter it will be submitted to the JOC as a Consensus Matter. Immediately after filing any response with the FDA, and after producing contact reports with FDA, Neurocrine will provide copies of the same to Pfizer.

4.5 Labelling. Product labelling will bear Neurocrine's and Pfizer's trade dress and logo in substantially equal prominence and frequency, except as required by law. The parties will mutually agree upon any subsequent decisions prior to the First Approval with respect to the Product labelling for the first IR Product and the first MR Product as a Consensus Matter. Upon First Approval of each of the IR Product and MR Product, respectively, Pfizer shall have the sole responsibility for revising Product labelling for the approved Products, as needed, in consultation with the RC, as required by Law and shall notify Neurocrine in writing of the approval of any such labelling changes by FDA or any other Governmental Authority.

4.6 FDA Meetings. Neurocrine shall provide Pfizer with notice of all meetings, conferences, and discussions (including without limitation, Advisory Committee meetings or any other meeting of experts convened by regulatory authorities concerning any topic relevant to the Products) scheduled with FDA concerning any pending NDA or other regulatory matters relating to the Products within forty-eight (48) hours after the scheduling of such meeting, conference, or discussion. Pfizer shall be entitled to have an equal number of representatives present at all such meetings. Neurocrine and Pfizer, through the RC, shall use all reasonable efforts to agree in advance on the scheduling of such meetings and on the objectives to be accomplished at such meetings, conferences, and discussions and the agenda for the meetings, conferences, and discussions with FDA and other Governmental Authorities, and with respect to Advisory Committee Meetings, such items will agreed by the parties as a Consensus Matter as set forth in Section 4.1(c).

4.7 Data. To the extent not provided in Section 4.3 above, each party shall provide to the other party, through the RC, on a timely basis copies of all material pre-clinical and clinical data compiled in support of an NDA or other regulatory filings with respect to the Products.

4.8 Assignment of NDA. Subject to Section 3.4 and this Article 4, Neurocrine will submit an NDA to FDA for the first IR Product and the first MR Product under its name. Upon the First Approval for each of the IR Product and the MR Product, Neurocrine will promptly transfer the NDA and IND for such Product to Pfizer in accordance with all applicable FDA regulations, and thereafter, Pfizer will have full ownership, control of and responsibility for such NDA, the IND and for all subsequent FDA and other regulatory filings in the US Territory. Such transfer of ownership shall be commenced promptly following receipt of the respective Approval. Each of the parties shall take all reasonable steps to ensure an orderly transfer of each NDA following Approval.

4.9 ROW Regulatory Matters. After the Effective Date, Pfizer will assume sole ownership, control of and responsibility for all regulatory filings in the ROW Territory.

4.10 Clinical and Regulatory Matters after First Approval of Products. Following the First Approval of each of the IR Product and the MR Product:

      (a) Subject to the oversight of the RC, Pfizer shall have exclusive responsibility and final authority for all matters relating to the nature and content of any NDA or supplemental NDAs submitted to the FDA for such Product.

      (b) The IND, NDA and any other regulatory approval within the US Territory relating to Products shall be deemed the property of Pfizer and held in Pfizer's or its Affiliate's name.

      (c) Pfizer shall have the sole responsibility for communicating with FDA about the Products, subject to the oversight of the RC.

      (d) Pfizer, through the RC, will have final authority with regard to labelling discussions with FDA with respect to Products; and

      (e) Pfizer, through the RC, shall provide Neurocrine with copies of all filings and submissions to and correspondence with Governmental Authorities relating to Products within ten (10) days of receipt, filing or submission by Pfizer.

4.11 Adverse Drug Experience Reports and Product Complaints Prior to First Approval.

      (a) Neurocrine, as IND holder, shall be responsible for the surveillance, receipt, evaluation and reporting of product complaints and reports of Adverse Drug Experiences (as defined in 21 CFR 314.80 or 312.23) until the First Approval for IR Product and MR Product. During such period preceding such First Approval, Neurocrine shall promptly investigate product complaints and reports of Adverse Drug Experiences associated with use of the Product. Prior to the First Approval of IR Product and MR Product, Neurocrine shall submit reports of all Adverse Drug Experiences associated with the use of the unapproved Products and other required safety information to the FDA and other Governmental Authorities, in accordance with applicable Law. Neurocrine shall provide a copy of each such report to Pfizer contemporaneously with its submission of the report to FDA or other Governmental Authorities.

      (b) Registration Program. Neurocrine will notify Pfizer of all Serious Adverse Drug Experiences (as defined in 21 CFR 314.80 or 312.32) occurring in any Product study conducted, sponsored or monitored by Neurocrine as part of the

            Registration Program within two (2) Business Days of the time such Serious Adverse Drug Experience becomes known to Neurocrine; and of all other Adverse Drug Experiences occurring in any Product study conducted, sponsored or monitored by Neurocrine within seven (7) days of the time such Adverse Drug Experience Report becomes known to the Neurocrine. All follow-up investigations concerning Adverse Drug Experiences and Serious Adverse Drug Experiences occurring in any Product study conducted, sponsored or monitored by Neurocrine as part of the Registration Program shall be conducted by Neurocrine and the results of such follow-up investigations will be delivered to Pfizer within two (2) Business Days of the time such follow-up information is obtained by Neurocrine.

      (c) Supplemental Program. In the event Pfizer shall conduct, sponsor or monitor any Product clinical trials pursuant to the Supplemental Plan prior to assignment of the Product IND to Pfizer, Pfizer will notify Neurocrine, ACY and DOV, of all Serious Adverse Drug Experiences arising out of any such clinical trial within two (2) Business Days of the time such Serious Adverse Drug Experience becomes known to Pfizer; and of all Adverse Drug Experience arising out of any such clinical trial within five (5) days of the time such Adverse Drug Experience Report becomes known to Pfizer. Following assignment of the IND and NDA to Pfizer, Pfizer will notify Neurocrine, ACY and DOV of all Serious Adverse Drug Experiences within two (2) Business Days of the time such experiences becomes known to Pfizer, and of all other Adverse Drug Experience within five (5) days of the time such experiences becomes known to Pfizer. All follow-up investigations concerning Adverse Drug Experiences and Serious Adverse Drug Experiences occurring in any study conducted, sponsored or monitored by Pfizer shall be conducted by Pfizer and the results of such follow-up investigations will be delivered to Neurocrine within seven (7) days of the time such follow-up information is obtained by Pfizer.

4.12  Adverse Events and Product Complaints After First Approval.

      (a) After First Approvals, Pfizer shall be responsible for the surveillance, receipt, evaluation, and reporting of product complaints and reports of Adverse Drug Experiences, worldwide, associated with the Products. To enable Pfizer to meet its reporting obligations to FDA, Neurocrine shall provide Pfizer, upon First FDA Approval, with all adverse event information in a mutually agreed-upon format.

      (b) Upon and following the First Approval of each of the IR Product and MR Product, all Product complaints and reports of Adverse Drug Experiences associated with the use of the Products, shall be directed by Neurocrine, its Affiliates, employees, and agents, to Pfizer. Such complaints and reports shall be provided to Pfizer within two (2) Business Days of their receipt by Neurocrine, its affiliate, employee, or agent, provided that any complaints received by the Neurocrine Field Force will be reported in accordance with such procedures used by the Pfizer Field Force. Neurocrine shall also provide Pfizer with notice of other material safety information about one or both Products that Neurocrine may become aware of.

      (c) Pfizer shall submit reports of all Adverse Drug Experiences associated with the use of the approved Product(s) and other required safety information (including periodic safety update reports (PSUR's) and Annual Safety Reports) to the FDA and other Governmental Authorities, in accordance with applicable legal requirements. Pfizer shall submit a copy of each such report to Neurocrine, contemporaneously with its submission of the report to FDA or other Governmental Authorities.

      (d) For purposes of this Agreement, it is contemplated that following the First Approval for either the IR or MR Product, all Adverse Drug Experiences associated with the use of any Product will be filed by Pfizer as part of the NDA for the approved Product. Further, it is contemplated that Neurocrine's reports of Adverse Drug Experiences associated with the use of unapproved Product will reference the safety information filed by Pfizer as part of the NDA for the approved Product. Neurocrine shall submit a copy of each such report to Pfizer, contemporaneously with its submission of the report to FDA or other Governmental Authorities.

      (e) The parties will develop additional written procedures for the surveillance, receipt, evaluation, and reporting of Product complaints and Adverse Drug Experiences, in accordance with these provisions and subject to the oversight of the RC.

4.13 Construction of Terms related to Separate Filings. The provisions of this Article may be alternatively construed to reflect the fact that the INDs and NDAs may be maintained or filed with respect to the IR Product and MR Product either separately or together, and that as of the date hereof, no such final decisions have been made. Accordingly, the parties agree that to the extent that the language set forth herein does not work as a practical and logistical matter with respect to the filing or maintenance of the INDs or NDAs (as the case may be), the parties will meet in good faith to discuss changes to allocations of responsibilities in order to effectuate the intent of the provisions set forth in this Article 4 or to otherwise comply with applicable Law.

                                    ARTICLE 5

                               PRODUCT DEVELOPMENT

5.1 Development Program and Budget. Products in the US Territory will be developed pursuant to Development Program. Pfizer shall pay all Development Costs, subject to Section 5.3(a) below. The Development Program will consist of a Registration Program conducted by Neurocrine as described in Section 5.3(a) below, and a Supplemental Program conducted by Pfizer as described in Section 5.3(b) below. Each of the parties respective obligations for the Registration Program and the Supplemental Program will be carried out under the guidance of the DC as described in
      Section 5.2 below.

5.2 Development Committee. The DC will operate within the framework of the governance structure set forth in Article 3. The responsibilities of the DC include, but are not limited to, the following:

      (a)   Developing the Supplemental Program in coordination with the MC;

      (b) Preparing annual Registration Plans and Supplemental Plans, each of which shall include a budget, for submission to the JOC consistent with the terms of the Registration Program and Supplemental Program, for approval each Year from the Effective Date until the Co-Promotion Term for the Products ends;

      (c) Overseeing and monitoring the conduct of the annual Supplemental Plan by Pfizer as specified in Section 5.3(b);

      (d) Overseeing and monitoring the conduct of the annual Registration Plan, together with the JOC, by Neurocrine as specified in Section 5.3(a);

      (e) Facilitating the exchange of all development information and data relating to all Product Studies;

      (f) Review and approval of protocols and selection of clinical study sites for all Registration Program Product Studies other than those listed in Schedule 5.3(a) and for all Supplemental Program Product Studies, and for revising any Investigator's Brochure(s) based on results of the Registration Program and Supplemental Program Product Studies or any additional FDA requirements;

      (g)   Implementation of Phase IIIb Product Studies; and

      (h)   Providing updates on its activities and achievements to the JOC.

Neither party shall make any material change to any annual Developmental Plan, or any of the Developmental Program Product Studies, without the prior approval of the DC, and all Development Plans and Development Costs provided therein shall be consistent with the terms of this Agreement.

5.3 Development Programs for the US Territory. Product development activities in the US Territory will consist of the following Development Programs, each of which will be prepared and overseen by the DC, the RC and the MC, as set forth and consistent with the provisions set forth below:

      (a) Registration Program. The Phase III development with respect to the US Territory for IR Product and MR Product each will be conducted under the Registration Program. [***]. The Registration Program will consist of the clinical and other activities for the NDA filings as are set forth on Schedule 5.3(a), and will be carried out pursuant to the annual Registration Plan. Neurocrine will have responsibility and authority for conducting and completing the Registration Program, subject to input of the DC, in coordination with the RC, the MC and the JOC. Pfizer shall pay all Development Costs for the Registration Program, except that Neurocrine shall be liable for payment of $15 million in 2003 payable quarterly in equal instalments of $3.75 Million each payable on the last day of March, June, September and December of 2003. [***]. The Registration Program will terminate with respect to each of the IR Product and MR Product upon First Approval of the IR Product and MR Product, respectively.

      (b) Supplemental Program. Phase IIIb and IV development and Product Studies in the US Territory will be conducted under the Supplemental Program. [***].



*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

            The Supplemental Program activities will be conducted by Pfizer under the direction of the MC, in coordination with the DC and RC. An initial summary of the Supplemental Program is attached hereto as
            Schedule 5.3(b), subject to change by the MC (in coordination with RC and the DC) to take into account product positioning, product labelling and marketing strategies, feasibility of study design, or as otherwise required or advisable under applicable Law or in response to acts or requests by Governmental Authorities. The DC will consider in good faith whether Neurocrine, to the extent feasible and appropriate, shall undertake responsibility for execution of certain studies conducted under the Supplemental Program.

5.4 ROW Program. Pfizer will have the sole authority with respect to development and registration for IR Product and MR Product outside the US Territory ("ROW Program").

                                   ARTICLE 6 A

                 FIELD FORCE, LAUNCH, CO-PROMOTION AND DETAILING

6A.1  Neurocrine Sales Force.

      (a)   (i)   Neurocrine shall have a sales force of two hundred (200) full time employees in the US Territory comprised of Sales
                  Representatives who will specialize in Detailing to psychiatrists and to Sleep Specialists ("Neurocrine Field
                  Force") and such sales professionals as Neurocrine shall hire in its sole discretion (collectively, the Neurocrine Field Force and other sales professionals, the "Neurocrine Sales Force").

            (ii) Except as specifically provided herein, Neurocrine shall have exclusive control over the Neurocrine Sales Force. Nothing in this Agreement shall be construed to conclude that any agents or employees of Neurocrine are agents or employees of Pfizer or subject to Pfizer's direction and control. Neurocrine shall have sole authority over the terms and conditions of its agents' and employees' employment, and shall select, engage, and discharge its agents and employees.

            (iii) Neurocrine will be solely responsible for compensating its agents and employees whom it assigns to perform services under this Agreement, including paying salaries and expenses; providing benefits; deducting federal, state and local payroll taxes, FICA contributions, FUI, SUI and any similar taxes; and paying Workers' Compensation premiums, unemployment insurance contributions and any other payments required by federal, state or local law to be made on behalf of employees.

      (b) Subject to section 6A.1(c), Pfizer will begin paying an Allowance Fee (as defined below) with respect to the Neurocrine Sales Force commencing on the filing of the NDA Package, twenty (20) days after receipt of notice from Neurocrine that it has commenced hiring of the Neurocrine Sales Force, Pfizer will pay the first quarterly installment of the Allowance Fee for the first Allowance Year ("Allowance Year 1") as set forth in Section 6A.1(d) and based on the amounts set forth in Schedule 6A.1(b) (the "Hiring Schedule"). Pfizer shall pay Neurocrine any subsequent quarterly installments on each subsequent ninetieth (90th) day after receipt of such notice.

      (c) In the event that the First Approval of MR Product is not received by [***], and Neurocrine is still in the process of hiring members of the Neurocrine Sales Force, Neurocrine shall suspend all further hiring of the Neurocrine Sales

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

            Force until receipt of such First Approval (such period, the "Suspension Period"). During the Suspension Period, Pfizer shall continue to be responsible for payment of the Allowance Fee with respect to the actual members of the Neurocrine Sales Force hired prior to the commencement of the Suspension Period (the "Proportional Allowance"). Pfizer shall be entitled to a credit against future Allowances for the portion of the Proportional Allowance paid by Pfizer for the Suspension Period that is greater than the portion of Zoloft Net Sales in excess of the Baseline Threshold (as defined below), if any. If during the Suspension Period, Zoloft Net Sales in excess of the Baseline Threshold exceed the Proportional Allowance paid by Pfizer, Neurocrine will be entitled to payment as set out in Section 8.2(b) below. If the First Approval has not been received prior to the time Zoloft is no longer being Co-Promoted, Pfizer will receive a credit against future Allowances on a pro rata basis in respect of periods where neither Zoloft nor the Products are being Co-Promoted.

      (d) Pfizer shall, for the duration of this Agreement, compensate Neurocrine for the Neurocrine Sales Force by paying to Neurocrine [***] (an "Allowance") each Allowance Year (as defined below), except that for the Allowance Year(s) in which hiring of the Neurocrine Sales Force commenced, such Allowance will be determined pro rata in accordance with such Hiring Schedule (the amount of the Allowance actually paid annually shall be referred to as an "Allowance Fee"). From the beginning of Allowance Year 1 until end of the Allowance Year in which Launch of the first Product occurs Pfizer will pay the Allowance Fee in quarterly installments. With respect to each Allowance Year after Launch of the first Product, Pfizer will pay the Allowance Fee beginning on each anniversary of Allowance Year 1. For each Allowance Year after Allowance Year 1, the Allowance Fee shall be increased [***]. Each three hundred and sixty-five (365) day period beginning when hiring of the Neurocrine Sales Force has commenced shall be referred to as an "Allowance Year".


*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         (e) Subject to Section 6A.1(f) below, for each Allowance Year beginning in Allowance Year 1, Pfizer will pay a fee equal to the following percentages of the Allowance Fee:


             YEAR                                           ALLOWANCE FEE (%)
             ----                                           -----------------
            [***]                                                [***]
--------------------------------------------------------------------------------
            [***]                                                [***]
--------------------------------------------------------------------------------
            [***]                                                [***]
--------------------------------------------------------------------------------
            [***]                                                [***]
--------------------------------------------------------------------------------

         (f) In respect of the Allowance Fee for each quarterly installment paid prior to an Allowance Year that begins after Launch, Pfizer shall be entitled to a pro-rata credit against the Allowance Fee in the following quarter, to the extent that Neurocrine fails to hire the Neurocrine Sales Force that meets or exceeds the quarterly goals set forth in the Hiring
                  Schedule in Schedule 6A.1(b).

         (g) For the term of the Suspension Period, the reduction in Allowance Fee based on Allowance Years as set forth in Section 6A.1(e) will be tolled such that no portion of the Suspension Period will be counted toward Allowance Years as used to determine Neurocrine's Allowance Fee hereunder.

6A.2 Product Sales. Pfizer shall be responsible for the distribution and sales of the Products in the Territory and shall book all sales for the Products. Pfizer shall have sole responsibility and authority in the US Territory for all decisions regarding the pricing of Products, and for all pricing and reimbursement approvals, subject to MC oversight. Pfizer shall have sole responsibility and authority in the ROW Territory for all decisions regarding the pricing of Products, and for all pricing and reimbursement approvals.

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

6A.3     Co-Promotion.

  a)    (i)      Marketing Activities. The parties shall Co-Promote
                 the Products in the US Territory during the Co-Promotion Term in accordance with the terms of this Agreement and the applicable Marketing Plan, and in compliance with all Laws. In conducting
                 Co-Promotion activities, Pfizer shall use
                 Commercially Reasonable Efforts and Neurocrine shall use its commercially reasonable efforts to promote the sale of the Products in the US Territory.

        (ii) Pfizer will provide the Sales Representatives from each field force with target lists for Details. The district managers of Pfizer and Neurocrine will agree upon call schedules for the Neurocrine Field Force and the Pfizer Field Force, consistent with the Marketing Plan and with Section 6A.3(a)(iii) below.

        (iii) It is understood that the Neurocrine Field Force and Pfizer Field Force are intended, to the extent practical, to have overlapping territories and target lists. The Neurocrine Field Force target lists will contain a distribution of medical professionals with prescribing authority with roughly similar prescribing habits as those provided to the Pfizer Field Force. The target lists will contain the names and contact information for medical professionals with prescribing authority (or non-prescribing Sleep Specialists). The Neurocrine Field Force and the Pfizer Field Force will Detail the Products to such medical professionals in accordance with such target list.

 (b) Marketing Committee. The Marketing Committee will operate within the framework of the governance structure set forth in
         Article 3 and will be responsible for promotional activities in the US Territory. The responsibilities of the Marketing Committee include, but are not limited to, the following:

         (i) Preparing annually all aspects of the Marketing Plan and Co-Promotion Budget as described in Section 6A.3(c) below for submission to the JOC for approval, except following an event described in Section 3.5(c);

         (ii)     Monitoring compliance with the Marketing Plan;

         (iii) Developing the Supplemental Program, in coordination with the DC;

         (iv) Coordinating with the DC with respect to future Product development activities to be undertaken pursuant to the Development Programs;

         (v)      Coordinating with the RC with regard to regulatory issues;

         (vi) Developing positioning and market strategies consistent with the Marketing Plan, including decisions to seek or include any new indication for the Product;

         (vii) Developing advertising material and strategies and promotional materials for the Pfizer Sales Representatives and the Neurocrine Field Force for the Product, designing, packaging the Product, and planning and overseeing educational and professional symposia, and speaker and activity programs for the Products in the US Territory;

         (viii) Developing and implementing, together with the DC, a publications strategy for the Product;

         (ix) Allocating responsibilities for making Product presentations and creating Product exhibits and booths at significant medical meetings and promotional events;

         (x) Scheduling periodic joint meetings for the Pfizer Field Force and Neurocrine Sales Force;

         (xi)     Overseeing and implementing Phase IV Product Studies;

         (xii) Reviewing and adjusting the target lists previously provided pursuant to Section 6A.12 prior to Launch; and

         (xiii) Providing updates on the MC's activities and achievements to the JOC.

For the sake of clarity, it is understood and agreed that the MC will not address the promotion or Detailing of Zoloft or any other Pfizer products.

(c) Marketing Plan and Budget. The MC shall develop a Marketing Plan (a "Marketing Plan") and a marketing budget (a "Co-Promotion Budget") for each Year during the Co-Promotion Term consistent with the terms of this Agreement, except following an event described in Section 3.5(c). The Co-Promotion Budget will include all Out-of-Pocket Costs of each party arising out of the conduct of the Marketing Plan and all such costs will be borne by Pfizer. Neurocrine shall not engage in any Co-Promotion activities except as provided in the Marketing Plan and/or approved by the MC. The Marketing Plan and the Co-Promotion Budget will describe the plan for commercialization of the Products in the US Territory, including: (a) general strategies for the Detailing and marketing of the Products and allocation of responsibilities for marketing activities; (b) each party's training, Detail Requirement and sampling activities, if any; (c) market and sales forecasts; (d) pricing and discounting analysis; (e) advertising, public relations, disease management programs and other promotional programs, including professional symposia and speaker and activity programs to be used in the Co-Promotion of the Products; (f) Phase III(b) and IV Product Studies and (g) budgeted Medical and Marketing Expenses for each of the foregoing. The Marketing Plan shall not address sales force incentives or compensation, and, each party shall have sole authority and responsibility for designing and executing any such program for its sales force. The Marketing Plan and the Co-Promotion Budget may be updated throughout the Year as deemed appropriate by the MC.

6A.4   Reports.

      (a) Each party shall also provide the other party and the MC with a report as soon as practicable but in no event later than forty-five
            (45) days following the end of each calendar month during the Co-Promotion Term setting forth, in such detail and form as the parties shall agree, the number of Product Details made and the amount of samples distributed by such party's respective Sales Representatives in the US Territory during such month (the "Detailing Report"), provided, however, that the Detailing Report for the twelfth (12th) such calendar month in each Year shall be cumulative and reflect the number of Product Details made and samples distributed by such party's respective Sales Representatives in the US Territory during such Year. Neurocrine covenants that it shall develop an internal system for the purpose of reporting the number of Details of its Sales Representatives, and that it shall have such system fully implemented by the time it begins Detailing the Products.

      (b) In addition, no earlier than forty-five (45) days and no later than sixty (60) days of the end of each Year during which Neurocrine is Detailing the Products in either a First Position or Second Position, Neurocrine may request from Pfizer and Pfizer shall provide within thirty (30) days, the average number of Product Details (excluding any Combination Products) per Sales Representative in the Pfizer Field Force who Detailed Products (excluding any Combination Products) to psychiatrists and Sleep Specialists during such Year. For purposes of Section 6A.7 below, the actual Neurocrine Detail Requirement during such Year (the "Final Detail Requirement") shall equal the lesser of (i) [***], multiplied by [***], and (ii) [***].

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

      (c) As the Year of Launch and the last Year during the Initial Five Year Period (each of the first and last Years, a "Partial Year") may not be full years, for purposes of calculating the Final Detail Requirement during the relevant period in each Partial Year (a "Detail Priority Period"), (i) Neurocrine shall also report in its cumulative Year - end report referred to in Section 6A.4(a) the number of Details performed during the such Detail Priority Period, and such number (as may be verified pursuant to Section 9.2) will be used in such Partial Year for purposes of calculating the number of reported Details in Section 6A.7(a), (ii) Pfizer shall report to Neurocrine upon its request in Section 6A.4(b) [***] number of Details in Section 6A.4(b)(i), (iii) the number in Section 6A.4(b)(i) above shall equal [***], and (iv) the number in Section 6A.4(b)(ii) above shall equal [***].

6A.5 Detailing. Neurocrine shall be responsible for performing its Detail Requirements with respect to the Products. During the Initial [***] Year Period, the Neurocrine Field Force will perform at least [***] of the Final Detail Requirement to be performed in respect of the Products, in a [***].

6A.6  Detail Priority.

      (a) In the event a product other than Zoloft, a Pfizer Product and the Products is being Detailed by the Neurocrine Sales Force with [***], the Allowance Fee will be reduced by [***].

      (b) In the event that neither Zoloft, a Pfizer Product nor a Product is being Detailed by the Neurocrine Field Force with [***], the Allowance Fee will be reduced to [***]. In addition, the Allowance Fee will be reduced to [***] in the event the Neurocrine Field Force markets a Competitive Product under Section 14.2(b)(ii). At the end of [***],

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

      Neurocrine may reduce its Detail commitment with respect to Products to a level that is below [***] on notice to take effect to Pfizer at least (i) [***] prior to reduction if the reduction is to take effect when the Allowance is [***], and (ii) [***] prior to such reduction if the reduction is to take effect when the Allowance is [***] or less.

6A.7  Detail Shortfalls.

      (a) In the event that Neurocrine fails to perform during the [***] at least [***] of its Final Detail Requirement with respect to the Products in a [***] (in the event of such failure, Neurocrine will be a "Shortfall Party") in any Year as reported pursuant to Section 6A.4 and verified pursuant to Section 9.2, Neurocrine shall pay to Pfizer as liquidated damages, an amount equal to (i) [***] (the "Detail Cost"), multiplied by (ii) [***]; provided, however, that the Detail Shortfall Payment Amount shall not exceed the Detail Cost, multiplied by [***]. To the extent Neurocrine's Details are [***] of the Final Detail Requirement during the [***], in addition to the Detail Shortfall Payment Amount, Neurocrine's Commission Payment with respect to such Detail shortfall shall be reduced pursuant to Section 8.2(a)(ii).

      (b) Pfizer shall give notice to Neurocrine that (i) Neurocrine is a Shortfall Party; or (ii) Pfizer wishes to verify Details pursuant to
            Section 9.2, in each case within one hundred and twenty (120) days of receipt of the last cumulative annual Detailing Report set forth in Section 6A.4(a) delivered after the end of each respective Year. Neurocrine shall pay the Detail Shortfall Payment Amount within thirty (30) days of notice and verification that it is a Shortfall Party, or within thirty (30)

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

            days of the report by an independent accountant pursuant to Section 6A.9, as applicable.

      (c) The parties understand and agree that any Detail Shortfall Payment Amount or any reduction in the Commission Payment pursuant to
            Section 8.2(a)(ii) below shall be paid as liquidated damages and not as a penalty and that such sum represents a genuine pre-estimate of the loss the parties believe would be suffered as a result of such Detail shortfalls. Pfizer' right to receive payment of the Detail Shortfall Payment Amount under Section 6A.7(a) and any reduction in the Commission Payment pursuant to Section 8.2(a)(ii) shall be in lieu of any other compensation or remedy that Pfizer may have for such a shortfall, including for claim of breach of this Agreement on account of such Detail shortfall. In addition, reduction in the Commission Payment pursuant to Section 8.2(a)(ii) shall not survive termination of this Agreement, except in the event that at the time of such termination, Neurocrine's Commission Payment would already have or has already been permanently reduced pursuant to Section 8.2(a)(ii)(B).

6A.8 Cost of Detailing/Sales Promotion. Subject to Section 6A.1, each party shall be solely responsible for its own costs and expenses incurred in providing the personnel necessary to provide the services described in this Article 6A.

6A.9 Audit. The number of Details shall be subject to external audit as provided in Article 9.

6A.10 Medical Claims. Neither party shall make any medical claim for the Products beyond the scope of the relevant regulatory approval(s) then in effect for the Products; provided that, both parties may distribute information concerning the Products or its use, including but not limited to scientific articles, reference publications, and healthcare economic information, to the extent such materials have been approved under a Marketing Plan.

6A.11 Third Party Reports. From time to time during the term hereof the MC shall agree upon the third party reports (such as those from IMS), to the extent permitted by such third party, which the parties wish to receive in connection with the Co-Promotion (and the determinations to be made under Section 6A.3(b) with respect to the Marketing Plan and Co-Promotion Budgets), and Neurocrine and Pfizer shall have equal access to such reports (to the extent permitted). The expenses of such reports shall be Medical and Marketing Expenses. Pfizer will provide to Neurocrine all Product market data, therapeutic segment data relevant to the Product that it is permitted to share by a third party provider through the MC (including IMS information and market research).

6A.12 Zoloft Co-Promotion.

      (a) Upon the successful completion of training of the Neurocrine Sales Force (and as such Sales Representatives are successfully trained on a rolling basis) in accordance with Schedule 2.5, such Sales Representatives shall begin Detailing Zoloft in the US Territory until the earlier of (i) the Zoloft Patent Expiration Date and (ii) termination of this Agreement. Pfizer will provide Neurocrine with target lists for such Details. The target lists will contain the names and contact information for medical professionals with prescribing authority, and Neurocrine will be required to Detail Zoloft only to such professionals, unless Neurocrine obtains consent from Pfizer.

      (b) Pfizer will also provide Neurocrine with all promotional materials and samples for Zoloft that it provides to its own Sales Representatives that Details Zoloft to psychiatrists with respect to Zoloft.

      (c) Contract Sales Forces. Without the consent of Pfizer, Neurocrine may not use any contract sales force to Co-Promote or Detail Zoloft.

                                   ARTICLE 6B

                                  MANUFACTURING

6B.1  Product Supply Committee.

      (a) Manufacturing activities prior to First Approval of IR Product and MR Product will occur under the supervision of the PSC, which shall be responsible for all

            Product pharmaceutical manufacturing and supply issues with respect to each of the IR Product and MR Product prior to First Approval of IR Product and First Approval of the MR Product, respectively, including, but not limited to, the following:

            (i) Overseeing manufacturing activities under way as of the date of signing, including formulation development, product characterization studies, stability studies, and management of clinical supplies of IR Product and MR Product as set forth in the Manufacturing Plan attached hereto as Schedule 6B.1;

            (ii) Overseeing the manufacturing of registration batches of Product;

            (iii) Preparation and review of the CMC section of the NDA for each of the IR Product and MR Product;

            (iv)  Overseeing manufacture of the Products for Launch;

            (v) Establishing Specifications for purposes of the IR Product and MR Product NDAs and for Launch of such Products;

            (vi) Product manufacturing process validation and any pre-approval inspection of the Product manufacturing subcontractors;

            (vii) Commencing and overseeing any new development activities and manufacturing activities other than activities relating to (i) through (vi) above;

            (viii) Coordinating with the RC and DC as appropriate;

            (ix) amending the Manufacturing Plan on a periodic basis to reflect the foregoing development activities of the parties; and

            (x) Providing updates on the PSC's activities and achievements to the JOC.

            (b) Through the PSC, Neurocrine shall continue its work related to formulation development, product characterization studies, stability studies, clinical studies and registration batches and other amounts of Products required by the CMC section of the Product NDA and approved as part of the Manufacturing Plan. All Out-of-Pocket Costs (other than Out-Of-Pocket Costs incurred by Neurocrine prior to January 1, 2003) incurred in the performance of the Manufacturing Plan will be borne by Pfizer.

            (c) Following First Approval, Pfizer, subject to Steering Committee oversight, shall have final decision-making authority with respect to the manufacture, supply, packaging and distribution of Products, at its sole cost.

            (d) Through the PSC prior to First Approval, the establishment of Product specifications, new development and manufacturing activities, including preparation of any materials for Launch, Product manufacturing process validation prior to receipt of NDA approval and any pre-approval inspection of the Product manufacturing subcontractors will be decided as a Consensus Matter. The "lock-down date" for CMC data is [***].

            (e) Through the PSC, all decisions with respect to the regulated starting materials and commercial manufacturing locations for the Launch of the Product, will be decided as Consensus Matters, provided that in the event such mutual agreement, would delay filing of an NDA, Neurocrine shall have final decision making authority consistent with the Manufacturing Plan set forth on Schedule 6B.1.

            (f) Neurocrine agrees that it will not amend, modify, supplement or terminate any of its agreements with manufacturing subcontractors, or enter into any agreements with manufacturing subcontractors with respect to the Product, without the consent of Pfizer.

6B.2 Assignment of Contracts. Promptly following the "lock-down date", Neurocrine will assign to Pfizer, and Pfizer will accept assignment of, all contracts between Neurocrine

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

            and the manufacturing subcontractors set forth in the Product NDA. Pfizer may request prior to the "lock-down date" to be joined as a party to any contracts between Neurocrine and the manufacturing subcontractors. Thereafter, Pfizer will be responsible for all performance under those contracts (except to the extent Neurocrine is still a party to such agreements) and will make all decisions (except to the extent such decision is a Neurocrine decision pursuant to Section 3.9(a)) regarding those contracts and any future contracts Pfizer elects.

6B.3 Recalls, Market Withdrawals or Corrections. Each party will promptly notify the other if any batch or lot of Product is alleged or proved to be the subject of a recall, market withdrawal or correction in any country and the parties shall cooperate in the handling and disposition of such event. However, in the event of a disagreement as to any matters relating to such recall, market withdrawal or correction, Pfizer shall have the final authority, which shall be exercised reasonably and in good faith. Pfizer will bear all costs and expenses arising out of any recall, market withdrawal or correction, unless such recall, market withdrawal or correction arises or results directly and primarily from Neurocrine's Detailing and Promotion of the Products, in which case Neurocrine will bear such costs and expenses.

                                   ARTICLE 7

                               PAYMENT PROVISIONS

7.1 Payment Currency. All amounts due under this Agreement shall be paid to the designated party in United States dollars.

7.2 Payments. All payments under this Agreement shall be made on or before the due date by electronic transfer in immediately available funds to the respective account designated in writing by each party at least five (5) Business Days before the payment is due. Pfizer shall notify Neurocrine's Chief Financial Officer, or such other party as Neurocrine's Chief Financial Officer shall designate in writing, by facsimile transmission as to the date and amount of any payment that Pfizer shall make at least two
      (2) Business Days prior to such transfer. Neurocrine shall notify Pfizer's treasurer, or such other party as Pfizer's treasurer shall designate in writing, by facsimile transmission as to the date and amount of any payment that Neurocrine shall make at least two (2) Business Days prior to such transfer. All payments under this Agreement shall bear interest from the date due until paid at a rate equal to the prime rate of Citibank, NA as announced on the date such payment was due plus [***].

                                   ARTICLE 8

                    ZOLOFT AND PRODUCT CO-PROMOTION PAYMENTS

8.1   Net Sales Report.

      (a) Pfizer shall deliver electronically to Neurocrine the monthly and Year-to-date gross sales for the Products and Net Sales of the Products in the US Territory on a calendar monthly basis, within fifteen (15) days following the end of each calendar month following the Launch during the term of this Agreement. In addition, within twenty (20) days following the end of each Pfizer Quarter following the Launch during the term of this Agreement, Pfizer shall deliver to Neurocrine a report setting forth (i) the gross sales and Net Sales (including specific deductions used at arriving at Net Sales) of the Products during said Pfizer Quarter by dosage form and unit size, the amount of Product Commission Payments and the deductions contained in the definition of "Net Sales" the DOV Sublicense, (ii) adjustments (including reimbursements, recoupment of prior deductions, if any, to Net Sales reported for any previous Pfizer Quarter and (iii) any reduction in Commission Payments pursuant to
            Section 8.2(a)(ii), if any, with respect to any previous Pfizer Quarter. Within thirty (30) days following the end of each Pfizer Quarter, Pfizer shall pay to Neurocrine the amounts set forth in
            Section 8.2(a) below:

      (b) Zoloft Net Sales Report. Within twenty (20) days following the end of each Pfizer Quarter following the commencement of Zoloft Detailing by Neurocrine, Pfizer shall deliver to Neurocrine a report setting forth (i) Zoloft Net Sales during

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

            said Pfizer Quarter by dosage form and unit size, and the amount of Zoloft Commission Payments (as defined in Schedule 8.2), and (ii) any adjustments (including reimbursements or recoupments of prior deductions), if any, to Zoloft Net Sales reported for the previous Pfizer Quarter. Within thirty (30) days after the end of each Pfizer Quarter, Pfizer shall pay the amounts set forth in Section 8.2(b) below.

8.2 Commission Payment. For each Year during the term of this Agreement, Pfizer shall pay to Neurocrine, on a Pfizer Quarterly basis in accordance with Section 7.2, the amounts set forth in Section 8.2(a) and 8.2(b) (together the "Commission Payments").

      (a) In respect of the Products, (i) the Commission Payment will be calculated, except as provided in clause (ii) below, based on a percentage of the Net Sales of the Products in the US Territory in each full Year from Launch during the term of this Agreement, as follows:


                                          Percentage of Net Sales to be a
 Sales Year                                   Commission Payment
 ----------                               -------------------------------
  Year 1-2                                          [***]
   Year 3                                           [***]
Year 4 to end of Term                               [***]

            (ii) Notwithstanding clause (i) above, (A) with respect to any Year during the Initial Five Year Period that Neurocrine has performed less than [***] of its Final Detail Requirement, the Commission Payment shall be reduced during such Year as follows:

              If the Percentage of Final Detail  Percentage of Net Sales to be a
 Sales Year           Requirement is:                   Commission Payment:
 ----------   ---------------------------------  -------------------------------

   [***]                    [***]                              [***]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                            [***]                              [***]
                            [***]                              [***]
                            [***]                              [***]
                            [***]                              [***]

   [***]                    [***]                              [***]
                            [***]                              [***]
                            [***]                              [***]
                            [***]                              [***]
                            [***]                              [***]

   [***]                    [***]                              [***]
                            [***]                              [***]
                            [***]                              [***]
                            [***]                              [***]
                            [***]                              [***]

provided that the reduction set forth in this clause (ii) shall not apply if during the Initial Five Year Period, this Agreement terminates as a result of
Section 13.5 or upon a Change in Control.

and,

            (B) If during the Initial Five Year Period, Neurocrine has performed Details equal to less than [***] of its cumulative Final Detail Requirement during the Initial Five Year Period, the Commission Payment for the remainder of the Co-Promotion Term shall be reduced as follows:

                                                     Percentage of Net Sales to be a
If the Percentage of Final Detail Requirement is:          Commission Payment:
--------------------------------------------------   -------------------------------
                  [***]                                           [***]
                  [***]                                           [***]
                  [***]                                           [***]
                  [***]                                           [***]

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                  [***]                                           [***]

            (1) Notwithstanding this Clause (B), if Neurocrine fails to perform at least [***] of its cumulative Final Detail Requirement during the Initial Five Year Period, the reduction in this Clause (B) shall not apply if (x) after 6 (six) full years after US Launch, Neurocrine has averaged at least [***] of its cumulative Final Detail Requirement, plus any Details it performs pursuant to the Marketing Plan in the sixth (6th) full year after US Launch.

            (2) Any reduction pursuant to this clause (ii) shall be paid as an adjustment to payments pursuant to Section 8.1(a) above.

            (3) If during the Initial Five Year Period, Neurocrine has failed to perform at least [***] of the Final Detail Requirement in any Year but has averaged over the Initial Five Year Period at least [***] of its cumulative Final Detail Requirement, Pfizer shall repay to Neurocrine, as an adjustment, any amounts it had previously been credited as an adjustment as a result of a reduction pursuant to Section 8.2(b)(ii)(A).

      (b)   [***].

            For the avoidance of doubt, Pfizer shall have no obligation to pay the Zoloft Commission Payment to Neurocrine if Zoloft Net Sales in the US Territory fail to reach the Baseline Threshold nor shall Pfizer be permitted to credit, any shortfall against Zoloft Commission Payments payable to Neurocrine with respect to Zoloft Net Sales in the US Territory in future Years.

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

8.3 Development Costs and Medical and Marketing Expense Payments. Beginning with the first quarter of 2003, Neurocrine shall, within twenty (20) days following the end of each calendar quarter, prepare and deliver to Pfizer a statement of Development Costs, manufacturing costs and Medical and Marketing Expenses for such calendar quarter, which statement shall set forth the Development Costs and Medical and Marketing Expenses incurred or accrued during the calendar quarter and the amounts due from Pfizer to Neurocrine. Pfizer will pay Neurocrine such amounts owed within thirty
      (30) days from the end of the applicable Pfizer Quarter.

8.4 Milestone Payments and Co-Promote Fees. Subject to the terms and conditions of this Agreement, Pfizer shall pay to Neurocrine the following:

                EVENT                                   [***]        [***]
--------------------------------------------------------------------------------
(a)   Signing of this Agreement, subject  $50,000,000
      to Section 3.03 of  the
      License Agreement.
--------------------------------------------------------------------------------
(b)   FDA Acceptance [***]                              [***]        [***]
--------------------------------------------------------------------------------
(c)   FDA Approval [***]                                [***]        [***]
--------------------------------------------------------------------------------

         The parties understand and agree that each of the payments referenced in this Section 8.4 shall only be made once, and is subject to the following terms and conditions:

            (i) With respect to the events and payments referenced in Section 8.4(b), mutual agreement on [***] in Section 4.3(c) (except to the extent that neither party may object to such filing as provided therein), is a condition to payment of such milestone.




*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

            (ii) With respect to the events and payments referenced in Section 8.4(c) mutual agreement on [***] in Section 4.3(d) [***], is a condition to payment of such milestone.

8.5 All amounts payable by either party pursuant to any section under this Agreement shall be paid without offset against any amounts due such party under those sections, provided that in the event that Pfizer makes any direct payments [***], the amount of any sums due pursuant to Section 8.4(b) and (c) shall be reduced by the amount of any such direct payments by Pfizer.

8.6 In consideration for Pfizer lending or causing one or more of its Affiliates to loan proceeds and make other advances of credit pursuant to the Secured Loan Agreement, dated as of the date hereof, (the "Loan Agreement") by and between Neurocrine and Pfizer, Neurocrine hereby acknowledges and agrees that Pfizer shall, in the event of default (as defined in the Loan Agreement) shall have occurred and is continuing after any applicable cure period, be entitled, in its absolute and sole discretion, to offset, in part or in full, from time to time, any and all amounts due and unpaid by Pfizer under this Agreement against any and all amounts due and unpaid under the Loan Agreement.

                                   ARTICLE 9

                             ACCOUNTING AND REPORTS

9.1 Books and Records. Each party shall keep comprehensive books and records relating to this Agreement on a full accrual basis of accounting in accordance with GAAP. Such books and records shall document all Detailing Reports and Net Sales, authorized expenses incurred or paid and any other costs incurred (including Medical and Marketing Expenses and Development Costs) or revenues earned relating to this Agreement and include all information subject to audit pursuant to Section 9.2. All such books and records shall be maintained for five (5) Years following the relevant Year or such longer period as is required by Law.


*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

9.2 Audits. These audit and adjustment provisions apply with respect to all payments due from one party to another pursuant to this Agreement, including amounts payable pursuant to Sections 2.8, 5.3(a), 6A.1(c) and 8.2; the credits described in Sections 6A.1(c) or 6A.1(f); and number of Details performed under Section 6A.5 and, 6A.7. Each party, and DOV and ACY shall have the right to have the applicable books and records of the other party audited by an independent certified public accountant that is nationally recognized as having expertise in the pharmaceutical industry, selected by a party (as to which firm the other party has no reasonable objection), under appropriate confidentiality provisions, for the sole purpose of verifying the accuracy of all financial, accounting and numerical information and calculations under this Agreement. Any such audit shall be conducted no more than once each Year by each of Pfizer or, Neurocrine during the term of this Agreement, and upon at least thirty
      (30) days' advance notice during normal business hours and in a manner that does not interfere unreasonably with the business of the audited entity. The results of any such audit shall be delivered in writing to each party and shall be final and binding upon the parties, other than in the case of manifest error, with respect to the matters set forth therein. Any underpayment or overbilling determined by such audit shall promptly be paid or refunded by the audited party. If the audited party has underpaid or overbilled an amount due under this Agreement by more than five percent (5%), the audited party shall also reimburse the other party for the cost of such audit (with the cost of the audit to be paid by the auditing party in all other cases), plus interest at the interest rate set forth in
      Section 7.2, from the date of any such underpayment or overpayment. If the audited party is shown to be a Shortfall Party, the provisions of Section 6A.7 of this Agreement shall control. Except as ACY may require under the ACY License, such accountants shall not reveal to the party seeking verification the details of its review, except insofar as is necessary to describe the underpayment, overbilling or level of Details.

9.3 Sales Force Efforts. For two (2) Years following each Year, each party shall keep records relating to Details made by its Sales Representatives, and Detailing Reports, during such Year, including sampling of the Products. Such records shall be available for inspection and audit in accordance with Section 9.2 above to determine compliance with the terms hereof.

                                   ARTICLE 10

                    INTELLECTUAL PROPERTY RIGHTS AND LABELING

10.1  Trademark and Corporate Logos.

      (a) Subject to the provisions of this Section 10.1, each party shall retain all right, title and interest in and to its respective corporate name and logo.

      (b) The Products. For the term of this Agreement and the License Agreement, Products shall be promoted and sold worldwide solely under the Trademarks and shall use Pfizer's and Neurocrine's trade dress and logo with substantially equal prominence and frequency, to the extent legally permissible in the relevant jurisdiction. For the Co-Promotion Term, Pfizer grants to Neurocrine the non-exclusive right, free of charge, to use the Trademarks and the Pfizer logo in the Territory solely for the purpose of Neurocrine's Co-Promotion of the Products in accordance with the terms of this Agreement. Neurocrine grants to Pfizer the nonexclusive right, right free of charge, to use Neurocrine's logo in the Territory solely for purposes contemplated by this Agreement and the License Agreement. Pfizer shall remain the owner of the Trademarks and the Pfizer logo and the goodwill pertaining thereto, and Pfizer shall be solely responsible for registering and maintaining the Trademarks in the Territory. Neurocrine shall remain the owner of the Neurocrine logo and the goodwill pertaining thereto. Except as contemplated herein, Neurocrine shall have no rights in or to the Pfizer logo or the goodwill pertaining thereto. Except as contemplated herein, Pfizer shall have no rights in or to the Neurocrine logo or the goodwill pertaining thereto. Neurocrine shall utilize the Trademarks only for Promotional Materials or Products-related materials approved by Pfizer or for internal use within Neurocrine, and in each case only for the purposes contemplated herein. Neurocrine agrees that upon termination or expiration of this Agreement it will, except as set forth in Section 9.05 of the License Agreement, discontinue forthwith all use of the Trademarks.

      (c) Zoloft. Zoloft shall be promoted and sold solely under the Zoloft Trademark and shall use Pfizer's trade dress and logo. During such portion of the Co-Promotion Term that Neurocrine is co-promoting Zoloft, Pfizer grants to Neurocrine the non-exclusive right, free of charge, to use the Zoloft Trademark and the Pfizer logo in the US Territory solely for the purpose of Neurocrine's Co-Promotion of Zoloft in accordance with the terms of this Agreement. Pfizer shall remain the owner of the Zoloft Trademark and the Pfizer logo and the goodwill pertaining thereto, and Pfizer shall be solely responsible for registering and maintaining the Zoloft Trademark in the US Territory. Except as contemplated herein, Neurocrine shall have no rights in or to the Zoloft Trademark or to the Pfizer logo or the goodwill pertaining thereto. Neurocrine shall utilize the Zoloft Trademark only for Promotional Materials or Zoloft-related materials approved by Pfizer or for internal use within Neurocrine, and in each case only for the purposes contemplated herein. Neurocrine agrees that upon the earlier of termination of this Agreement or the Zoloft Patent Expiration Date, it will discontinue forthwith all use of the Zoloft Trademark.

      (d) Other Pfizer Products. Any other Pfizer products promoted under this Agreement ("Pfizer Products") shall be promoted and sold solely under the applicable trademarks for such Pfizer Product and shall use Pfizer's trade dress and logo. During such portion of the Co-Promotion Term that Neurocrine is co-promoting or detailing such Pfizer Product, Pfizer grants to Neurocrine the non-exclusive right, free of charge, to use the applicable trademarks and the Pfizer logo in the US Territory solely for the purpose of Neurocrine's Co-Promotion of such Pfizer Product in accordance with the terms of this Agreement. Pfizer shall remain the owner of any applicable trademark and the Pfizer logo and the goodwill pertaining thereto, and Pfizer shall be solely responsible for registering and maintaining such trademarks in the US Territory. Except as contemplated herein,

            Neurocrine shall have no rights in or to trademark for the Pfizer Products or to the Pfizer logo or the goodwill pertaining thereto. Neurocrine shall utilize the trademarks for the Pfizer Products only for Promotional Materials or related materials approved by Pfizer or for internal use within Neurocrine, and in each case only for the purposes contemplated herein. Neurocrine agrees that upon the earlier of termination of this Agreement or termination of such co-promotion or detailing activities, it will discontinue forthwith all use of such trademarks.

      (e) Neurocrine shall inform Pfizer promptly of any infringement of or challenge to the Trademarks, Zoloft Trademarks or Pfizer Product trademarks in the US Territory, in each case whether actual or threatened, which comes to the notice of Neurocrine. Pfizer shall have the exclusive right, at its sole cost and expense, to take action in respect of the registration, defense, infringement and maintenance of the Trademarks, Zoloft Trademarks or Pfizer Product trademarks, and Neurocrine shall provide reasonable assistance and co-operation as Pfizer may reasonably request, at Pfizer's sole cost and expense.

      (f) Copyrights and Proprietary Programs. Pfizer shall own all copyrights and trademarks relating to Promotional Materials, and regarding all sales training, patient education and disease management programs related to the Products, as well as any modifications developed in the future which are not specific to the Products.

10.2  Third Party Agreements. Neurocrine covenants and agrees with Pfizer that
      Neurocrine:

      (a) shall not execute or otherwise permit, and shall cause its Affiliates to refrain from executing or otherwise permitting, any amendment, modification or waiver to any of the licenses and agreements listed on Schedule 10.2 ("Third Party Agreements") which would have a material adverse effect on the Co-Promotion of the Products, without the prior written consent of Pfizer,

      (b) shall not make any election or exercise any right or option (or omit to take any action which would), and shall cause its Affiliates to refrain from making any election or exercising any right or option (or omitting to take any action which would), terminate or relinquish in whole or in part any Third Party Agreements, if such election or exercise would have a material adverse effect on the Co-Promotion of the Products,

      (c) shall comply, and shall cause its Affiliates to comply, with all of its or its Affiliates' obligations under the Third Party Agreements in all material respects,

      (d) shall take, and shall cause its Affiliates to take, such reasonable actions as shall be necessary to keep in full force and effect the Third Party Agreements,

      (e) shall give prompt notice to Pfizer, together with a review of outstanding issues if Pfizer so requests and subject to any obligations of confidentiality owed by Neurocrine or its Affiliates to the other party to such Third Party Agreements, of any actual or alleged defaults, breaches, violations, proposed amendments or proposed modifications of, or any proposed waivers under, any Third Party Agreement; and

      (f) shall give prompt notice to Pfizer, together with a review of outstanding issues if Pfizer so requests and subject to any obligations of confidentiality owed by Neurocrine or its Affiliates to the other party to such Third Party Agreements, of any proposed amendments or proposed modifications of the Third Party Agreements which would conflict with Pfizer's rights hereunder.

                                   ARTICLE 11

                            CONFIDENTIAL INFORMATION

11.1 Treatment of Confidential Information. Until the earlier of (a) expiration of this Agreement or (b) if this Agreement is terminated prior to expiration, [***] following such termination, each party shall maintain Confidential Information (as

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

      defined in Section 11.2) of the other party in confidence, and shall not disclose, divulge or otherwise communicate such Confidential Information to others, or use it for any purpose other than as permitted under this Agreement or in connection with the development, manufacture, marketing, promotion, distribution or sale of the Products pursuant to this Agreement or the License Agreement, and each party agrees to exercise its reasonable efforts to prevent and restrain the unauthorized disclosure of such Confidential Information by any of its directors, officers, employees, consultants, subcontractors, licensees or agents.

11.2 Confidential Information. "Confidential Information" means all materials, trade secrets or other information, including without limitation, any data, proprietary information and materials (whether or not patentable, or protectable as a trade secret) regarding a party's technology, Products, business information or objectives, which is disclosed in writing by a party to the other party and which is designated as confidential by the disclosing party. All information disclosed prior to the Effective Date by Neurocrine to Pfizer under or pursuant to the confidentiality agreement between the parties dated February 24, 2002, as amended, shall be deemed "Confidential Information" of Neurocrine. There should be excluded from the foregoing definition of Confidential Information such information or data which:

      (a) was known by the receiving party prior to its date of disclosure to the receiving party as shown by the receiving party's written records; or

      (b) either before or after the date of the disclosure to the receiving party is lawfully disclosed to the receiving party by third parties not in violation of any obligation to the other party; or

      (c) either before or after the date of the disclosure to the receiving party becomes published or generally known to the public through no fault or omission on the part of the receiving party or its Affiliates; or

      (d) is independently developed by or for the receiving party without reference to or reliance upon the Confidential Information; or

      (e) is required to be disclosed by the receiving party to comply with applicable Laws, to defend or prosecute litigation or to comply with governmental regulations, provided that the receiving party provides prior notice of such disclosure to the other party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure.

11.3 Publications. During the course of this Agreement, each party will submit to the DC and MC for review and approval all peer-reviewed academic, scientific and medical publications relating to the Development Program and/or Products for review. The DC will have primary responsibility and, subject to Neurocrine's final decision-making authority in Section 3.9(a), will have final authority to approve all such publications as they primarily relate to the Registration Program, provided that the decision whether and how to publish as well as the timing of such publication shall be consistent with the publications strategy of the MC. With respect to all other such publications, MC will have primary responsibility and, subject to Pfizer's final decision-making authority in Section 3.9(c), will have final authority to approve all publications. The DC and MC shall each have no less than thirty (30) days to review each proposed publication. The review period may be extended for an additional thirty
      (30) days in the event the non-publishing party can demonstrate to the DC and MC a reasonable need for such extension including, but not limited to, the preparation and filing of patent applications. Such period may be further extended by the JOC. Pfizer and Neurocrine will each comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of other parties in any publications relating to Development Programs and/or Products. Notwithstanding the foregoing, the parties shall endeavor as far as possible, for ease and convenience, to agree on a universal basis joint authorship in respect of such publications.

                                   ARTICLE 12

                 REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION

12.1 Neurocrine's Representations. Neurocrine hereby represents and warrants as of the date hereof as follows:

      (a) Neurocrine has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement has been duly and validly authorized and approved by proper corporate action on the part of Neurocrine, and Neurocrine has taken all other action required by law, its certificate of incorporation or by-laws or any agreement to which it is a party or to which it may be subject required to authorize such execution, delivery and performance (other than compliance with all applicable requirements of the HSR
            Act). Assuming due authorization, execution and delivery on the part of Pfizer, this Agreement constitutes a legal, valid and binding obligation of Neurocrine, enforceable against Neurocrine, in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      (b) The representations and warranties of Neurocrine contained in the License Agreement are true and correct in all respects.

      (c) All manufacturing operations conducted by Neurocrine and its Affiliates (or by third parties on their behalf) relating to the manufacturing of the Products are, to Neurocrine's knowledge (after reasonable due inquiry), being conducted in material compliance with GMP and other applicable requirements and standards of any Governmental Authority in which such manufacturing is being conducted, except where any failure to do so will not have a material adverse effect on the Registration Program.

      (d) As of the date hereof, Neurocrine has disclosed to Pfizer all material information known to Neurocrine or its Affiliates relating to (i) the drug quality, including stability, variability, impurities and delivery performance in each case relating to the Compound, and (ii) changes made by Neurocrine or its Affiliates after the initiation of Phase III clinical trials for the Products relating to formulation, packaging and method of manufacture and formulation and to processing parameters, and (iii) the status of discussions with FDA or any Governmental Authorities directly relating thereto.

12.2 Pfizer's Representations. Pfizer hereby represents and warrants as of the date hereof as follows:

      (a) Pfizer has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement has been duly and validly authorized and approved by proper corporate action on the part of Pfizer, and Pfizer has taken all other action required by law, its certificate of incorporation or by-laws or any agreement to which it is a party or to which it may be subject required to authorize such execution and delivery (other than compliance with all applicable requirements of the HSR Act). Assuming due authorization, execution and delivery on the part of Neurocrine, this Agreement constitutes a legal, valid and binding obligation of Pfizer, enforceable against Pfizer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      (b) The representations and warranties of Pfizer contained in the License Agreement are true and correct in all respects.

12.3  Limitation of Damages/Sole Remedy.

      This Agreement is subject to the terms and conditions of Article 10 of the License Agreement.

                                   ARTICLE 13

                              TERM AND TERMINATION

13.1  Term.

      (a) Notwithstanding to the contrary any of the provisions of this Agreement but subject to Section 13.1(b) below, this Agreement shall only become effective upon the Effective Date, and prior to the Effective Date neither Neurocrine nor Pfizer shall have any rights or obligations hereunder. Subject to Section 13.1 as of the Effective Date, this Agreement shall commence and continue in force until the later of (i) fifteen (15) years following Launch or (ii) expiration of the last to expire of the Neurocrine Patent Rights with Valid Claims in the US Territory, unless sooner terminated as provided herein.

      (b) Effective immediately as of the date first written above, Neurocrine covenants and agrees that it will not negotiate, engage in or otherwise enter into any one or more transactions involving (i) any sale or grant of any rights to any Neurocrine Patent Rights or Neurocrine Technical Information (including without limitation any licenses or sublicenses), or (ii) any joint venture, co-promotion or similar relationship involving any Neurocrine Patent Rights or Neurocrine Technical Information. Effective immediately as of the date first written above, each of Pfizer and Neurocrine covenant and agree that Article 15 shall be in full force and effect. The parties understand and agree that the obligations set forth in this Section 13.1(b) shall terminate on the 90th day following the date of this Agreement if, but only, if the Effective Date has not occurred on or before such 90th day (other than with respect to liability for any breaches of this Section 13.1(b) prior to such 90th day (which shall survive such termination)).

13.2  Termination for Breach.

      (a) If Pfizer materially breaches or materially defaults in the performance or observance of any of the provisions of this Agreement or the License Agreement, and such material breach or material default is not cured within ninety (90) days or, in the case of failure to pay any amounts due hereunder sixty (60) days after the giving of notice by Neurocrine specifying such breach or default, Neurocrine shall have the right to terminate this Agreement in full upon a further thirty (30) days' notice.

      (b) If Pfizer terminates all of its development activities for a period of six (6) months or longer in the US Territory at any time after it has the final decision making authority with respect to the Development Program (other than for regulatory restraints), [***]. If Pfizer terminates the Development Program with respect to any country in the ROW Territory or otherwise fails to conduct any development activities directed to any such country, [***], Pfizer will thereafter have six (6) months to present [***]. If Pfizer fails within thirty (30) days to notify Neurocrine [***], Neurocrine shall have the right to terminate this Agreement with respect to such country effective upon thirty (30) days notice.

      (c) For purposes of this Agreement, materiality in all cases shall be considered in the context of this Agreement and the License Agreement taken as a whole; provided, however, no party shall be deemed to be in material breach or material default if its actions or omissions primarily resulted from: (i) compliance with any specific unanimous decision of a committee or subcommittee under this Agreement, or (ii) compliance with any directive by the non-defaulting party for a matter in which



*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

            the non-defaulting party or any of its designees, representatives or employees have exercised sole or final decision making authority under this Agreement, or (iii) compliance with the express terms of this Agreement or the License Agreement, or (iv) to the extent Pfizer uses efforts in substantial conformity with Commercially Reasonable Efforts or Neurocrine uses efforts in substantial conformity with commercially reasonable efforts consistent with
            Section 2.12. A material breach or material default in the performance of any of the provisions of this Agreement shall include a material inaccuracy in any representation or warranty contained herein.

      (d) Upon the giving of any notice of default under Section 13.2(a), the parties will in good faith meet to see if a plan to remedy the alleged breach or default can be mutually agreed.

13.3  Other Termination:

      (a) Discretionary. Upon one hundred and eighty (180) days prior notice to Neurocrine, Pfizer shall have the right at any time, without cause at Pfizer's sole discretion, to terminate this Agreement, whereupon this Agreement, together with the License Agreement, shall terminate one hundred and eighty (180) days after the date of such notice.

      (b) Termination of License Agreement. This Agreement shall terminate following any termination by Pfizer of the License Agreement.

      (c) Neurocrine. Subject to the terms hereof (including without limitation Section 13.3(a) above), upon the occurrence of any material default by Neurocrine:

            (i) which material default or material breach relates to any of the covenants and agreements of Neurocrine in Article 2 and 6A (provided that, for the avoidance of doubt, the foregoing shall exclude any breach of Neurocrine's obligations under
                  Section 6A.7(a) (such covenants and
                  agreements, the "Co-Promotion Covenants")), Pfizer may, upon ninety (90) days prior notice, elect to terminate Neurocrine's Co-Promotion rights with respect to Zoloft and any Pfizer Products other than the Products, whereupon neither party shall have any further rights or obligations with respect to Zoloft or any Pfizer Products (other than Products), including obligations under Article 2, Article 6A, Article 8, Article 10, Section 8.2(b) and Section 14.3, except for any obligations that have accrued prior to such date of termination, and in addition, the provisions of Section 3.12 will apply; and

            (ii) which material default or material breach relates to any of the covenants and agreements of Neurocrine under this Agreement other than the Co-Promotion Covenants or under the License Agreement, Pfizer may, upon ninety (90) days prior written notice, elect that the provisions of Section 3.12 will apply.

      All other terms and conditions of this Agreement, except as provided herein, shall remain in full force and effect. It is acknowledged and agreed by Pfizer that Pfizer shall not be entitled to terminate this Agreement for a material default covered by this Section 13.3(c), but Pfizer shall be entitled to indemnification and the right to obtain specific performance and other injunctive relief as provided in this Agreement.

      (d) Upon sixty (60) days prior notice to Neurocrine, Pfizer shall have the right to terminate this Agreement upon an event described in Sections 13.5 or 13.7 hereunder, or upon a Change of Control. Upon termination of this Agreement pursuant to this Section 13.3, the provisions of Section 13.8 shall apply.

13.4 Bankruptcy. Each party may, in addition to any other remedies available to it by law or in equity, exercise the rights set forth below by written notice to the other party (the "Insolvent Party"), in the event the Insolvent Party shall have become insolvent or bankrupt, or shall have made a general assignment for the benefit of its creditors, or there shall have been appointed a trustee or receiver of the Insolvent Party or for all or a substantial part of its property, or any case or proceeding shall have been commenced or other action taken by or against the Insolvent Party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect, and any such event shall have continued for sixty (60) days undismissed, unbonded and undischarged. All rights and licenses granted under or pursuant to this Agreement by Neurocrine and Pfizer are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101 of the U.S. Bankruptcy Code. The parties agree that the parties as licensees of such rights under this Agreement shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code. The parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against either party under the U.S. Bankruptcy Code, the other party shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in their possession, shall be promptly delivered to it (i) upon any such commencement of a bankruptcy proceeding upon its written request therefore, unless the party subject to such proceeding elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of the party subject to such proceeding upon written request therefore by the other party.

13.5 Neurocrine. In the event Neurocrine shall be an Insolvent Party, Pfizer may terminate this Agreement subject to Neurocrine's rights and Pfizer's obligations under Section 13.8.

13.6  Divestiture by Pfizer.

      (a) If in connection with any proposed acquisition or merger or inquiry of Governmental Authority, Pfizer determines that in order to facilitate clearance or obtain approval from any Governmental Authority with responsibility for enforcing antitrust or competition Laws regarding such acquisition or merger or inquiry, it would be advisable, in Pfizer's business judgement, to assign or sublicense or otherwise transfer (any such assignment, sublicense or transfer, a "Divestiture Transaction") Pfizer's rights and obligations under this Agreement and the License Agreement to any third party, Pfizer shall notify Neurocrine thereof ("Notice of Divestiture"). The Notice of Divestiture shall not be required to disclose any details of any such proposed Divestiture Transaction.

      (b)   [***].

13.7  [***].



*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

13.8 Survival of Obligations. Notwithstanding any termination of this Agreement, (a) neither party shall be relieved of any obligations incurred prior to such termination, including the payment obligations, and (b) the obligations of the parties with respect to (I) the protection and nondisclosure of Confidential Information (Article 11) shall survive termination of this Agreement, and (II) each other Section or Schedule of this Agreement which is expressed to survive termination or which is required to give effect to such termination or the consequences of such termination shall survive termination, and (III) subject to Section 10.04(c)(vi) and Section 10.06 of the License Agreement, termination of this Agreement shall not release either party from any obligation or liability which shall have accrued at the time of termination or preclude either party from pursuing all rights at law and in equity with respect to any default under this agreement, (c) unless this Agreement expressly provides that termination shall be the sole and exclusive remedy for a particular breach hereof, either party's right to commence an action, suit or other proceeding claiming breach of this Agreement by the other party shall survive termination, and (d) Pfizer's obligations under Sections 2.2, 2.12, Article 7, Section 8.2(a), Article 9, Section 10.1(b), Article 11, Section 15.4 and Section 15.9 shall survive until such time as the License Agreement shall terminate. Notwithstanding anything in this Agreement to the contrary, in the event this Agreement is terminated prior to termination of the License Agreement, Neurocrine shall be entitled to receive 100% of the amounts it would have otherwise received pursuant to
      Section 8.2(a), until such time as the License Agreement is terminated or expires. Upon a termination of this

      Agreement by Pfizer, Neurocrine shall promptly return to Pfizer all written Confidential Information previously disclosed by Pfizer, and all copies thereof, and Neurocrine shall have no further right with respect to, and shall cease all activities related to Co-Promotion of the Products and Zoloft. Upon any other termination of this Agreement and the License Agreement, each party shall promptly return to the other party all written Confidential Information, and all copies thereof, of such other party, except as specifically provided in this Agreement and the License Agreement.

                                   ARTICLE 14

                                 NON-COMPETITION

14.1 Pfizer Non-Competition. If during the term of this Agreement Pfizer or any of its Affiliates intends to Commercialize a prescription pharmaceutical product having an Insomnia Indication in the Territory (a "Competitive Product"):

      (a)   if such Competitive Product's [***]:

            (i)   [***]

            (ii)  [***].

      (b)   if such Competitive Product's [***]:

            (i)   [***]



*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

            (ii)  [***].

      [***].

      (c) If Pfizer Launches any Competitive Product defined in Section 14.1(b)(ii) ("Section 14.1(b)(ii) Product"), then neither Pfizer or its Affiliates shall:

            (i)   Engage in "negative promotional activities", [***].

            (ii)  [***].



*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

            (iii) [***].

            (iv)  [***].

      (d) Notwithstanding to the contrary any provisions of this Agreement or the License Agreement, in no event shall Pfizer be required under this Agreement or under the License Agreement to engage in any activity regarding a Product which Pfizer is prohibited from undertaking under Section 14.1(c) with respect to a Section 14.1(b)(ii) Product, and Section 14.1(c) shall be applicable, on the same basis (mutatis mutandis), to promotional activities regarding the Product vis-a-vis any Competitive Product of Pfizer.

      (e) In the event that [***] shall be deemed to be a Competitive Product, in addition to



*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

            Pfizer's obligations with respect to such Product in Section 14.1(b) above, Neurocrine will have the rights in the US Territory as set forth in Section 14.3 below.

14.2 Neurocrine Non-Competition. If, during the term of this Agreement, Neurocrine or any of its Affiliates proposes to Commercialize a Competitive Product in any country of the Territory other than a country in the EU, Neurocrine or such Affiliate shall:

      (a) if such Competitive Product's primary mechanism of action is through binding with [***], divest such Competitive Product;

      (b) if such Competitive Product's primary mechanism of action is other than through binding with [***], at its sole discretion either:

            (i) divest (by license, sale or similar transaction) such Competitive Product; or

            (ii) only if such commercialization would begin after the [***], Commercialize such Competitive Product and terminate its right to Co-Promote Products hereunder pursuant to Section 13.8.

14.3  [***].



*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

14.4 Conflicts. For so long as this Agreement is in effect, in the event of any conflict between the provisions this Article 18 of this Agreement and
      Article 11 of the License Agreement, the provisions of Article 14 of this Agreement shall control.

                                   ARTICLE 15

                                  MISCELLANEOUS

15.1 Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of New York, without regard to its conflicts of laws rules.

15.2 Jurisdiction. With respect to any suit, action or proceeding relating to this Agreement (each, a "Proceeding"), each party hereto irrevocably (i) subject to the final sentence of this Section 15.2, agrees and consents to be subject to (A) in the case of any Proceeding commenced by Pfizer, the exclusive jurisdiction of the United States District Court for the Southern District of California or any California state court sitting in San Diego, California, United States of America (any such court, the "California Court"), and (B) in the case of any Proceeding commenced by Neurocrine, the exclusive jurisdiction of the United States District Court for the Southern District of New York or any New York state court sitting in New York, New York, United States of America (any such court, the "New York Court") and (ii) waives any objection which it may have at any time to the laying of venue of any Proceeding brought in any such California Court or New York Court (collectively, the "Courts") as provided in this
      Section 15.2, waives any claim that such Proceeding has been brought in an inconvenient forum and further waives the right to object, with respect to such Proceeding, that such Court does not have any jurisdiction over such party. Notwithstanding the foregoing: (a) if the Court adjudicating such

      Proceeding refuses for any reason to exercise jurisdiction over the dispute, either party shall be free to bring such Proceeding in any other Court in such state as provided above and, in the event such other Courts refuse for any reason to exercise jurisdiction over the dispute, either party shall be free to bring such Proceeding in any other court, and (b) if any party (the "initiating party") commences a Proceeding in any Court, the other party (the "defendant party") shall possess and retain the right to assert in that same Proceeding all claims and defenses that the defendant party may have against the initiating party, including without limitation all counterclaims and setoffs, and (c) in the case of any suits for specific performance or other injunctive relief, the parties will seek to bring such actions in the Courts as provided in the first sentence of this Section 15.2, except where the applicable Courts as a result of jurisdictional requirements cannot issue the specific performance requested in a timely manner.

15.3 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party or parties waiving such term or condition. Neither the waiver by any party of any term or condition of this Agreement nor the failure on the part of any party, on one or more instances, to enforce any of the provisions of this Agreement or to exercise any right or privilege, shall be deemed or construed to be a waiver of such term or condition for any similar instance in the future or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be a limitation of any other remedy, right, undertaking, obligation or agreement.

15.4 Notices. All notices, instructions and other communications hereunder or in connection herewith shall be in writing, shall be sent to the address below and shall be: (a) delivered personally; (b) sent by registered or certified mail, return receipt requested, postage prepaid; (c) sent via a reputable nationwide overnight courier service; or (d) sent by facsimile transmission. Any such notice, instruction or communication shall be deemed to have been delivered upon receipt if delivered by hand, three (3) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, one (1)

      Business Day after it is sent via a reputable nationwide overnight courier service, or when transmitted with electronic confirmation of receipt, if transmitted by facsimile (if such transmission is on a Business Day; otherwise, on the next Business Day following such transmission).

      Notices to Pfizer shall be addressed to:

                       PFIZER INC.

                       235 East 42nd Street
                       New York, New York  10017-5755
                       Attention:  President, Pfizer Pharmaceutical Group
                       Fax:  212-808-8652

      with a copy to:  Senior Vice President and General Counsel
                       Fax:  212-808-8924

      Notices to Neurocrine shall be addressed to:

                       NEUROCRINE BIOSCIENCES, INC.

                       10555 Science Center Drive
                       San Diego, California 92121-1102

                       Attention:  Chief Executive Officer and President

                       Fax:  858-658-7605

      with a copy to:  General Counsel

Either party may change its address by giving notice to the other party in the manner provided above.

15.5 Entire Agreement. This Agreement (including Schedules), together with the License Agreement, contains the complete understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings and writings relating to the Co-Promotion of the Products. None of the terms or this Agreement shall be amended, supplemented or modified except in writing signed by the parties hereto.

15.6 Headings. Headings in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement. References to Sections and Schedules are to Sections and Schedules of this Agreement unless otherwise specified.

15.7 Severability. If and solely to the extent that any provision of this Agreement shall be invalid or unenforceable, or shall render this entire Agreement to be unenforceable or invalid, such offending provision shall be of no effect and shall not effect the validity of the remainder of this Agreement or any of its provisions; provided, however, the parties shall use their respective reasonable efforts to renegotiate the offending provisions to best accomplish the original intentions of the parties.

15.8 Registration and Filing of the Agreement. To the extent, if any, that a party concludes in good faith that it is required under applicable Laws to file or register this Agreement or a notification thereof with any Governmental Authority, including without limitation the US Securities and Exchange Commission, or the US Federal Trade Commission, in accordance with applicable Laws, such party may do so and shall provide the other party to this Agreement with a written copy of all proposed filings or registrations to allow for a reasonably sufficient time for review and comment by the other party. The other party shall cooperate in such filing or notification and shall execute all documents reasonably required in connection therewith. In such situation, the parties will request confidential treatment of sensitive provisions of the Agreement, to the extent permitted by Law. The parties shall promptly inform each other as to the activities or inquiries of any such Governmental Authority relating to this Agreement, and shall cooperate to respond to any request for further information therefrom.

15.9 Assignment. This Agreement and all rights and obligations granted hereunder shall not be assignable by any party without the prior consent of the other, except that (a) Pfizer may assign this Agreement in connection with a Divestiture Transaction, and (b) Pfizer may assign this Agreement (and after all amounts under the Loan Agreement have been paid in full and terminated, Neurocrine may assign this Agreement), in whole or in part, to any Affiliate of such party or to any successor to substantially all of such party's business or assets; provided, however, in the case of Pfizer and Neurocrine, the assigning party shall remain responsible for all obligations hereunder if its Affiliate shall fail to perform hereunder.

15.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

15.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed an original and all of which together shall constitute one and the same instrument.

15.12 Force Majeure. In the event of strikes, lock-outs or other industrial disturbances, rebellions, mutinies, epidemics, landslides, lightning, earthquakes, fires, storms, floods, sinking, drought, civil disturbances, explosions, acts or decisions of duly constituted municipal, state or national Governmental Authorities or of courts of law, as well as impossibility to obtain equipment, supplies, fuel or other required materials, in spite of having acted with reasonable diligence, or by reason of any other causes, which are not under the control of the party requesting the abatement of performance, or causes due to unexpected circumstances which may not be possible to eliminate or overcome with due diligence by such party ("Force Majeure"), the parties agree that, if either of them find themselves wholly or partially unable to fulfill their respective obligations in this Agreement by reasons of Force Majeure, the party affected will advise the other party in writing of its inability to perform giving a detailed explanation of the occurrence of the event which excuses performance as soon as possible after the cause or event has occurred. If said notice is given, the performance of the party giving the notification, except for the payment of funds and except as otherwise expressly provided in this Agreement, shall be abated, and any time deadlines shall be extended, for so long as performance may be prevented by such event of Force Majeure. Except as otherwise expressly provided in this Agreement and except for the payment of funds that are due and payable, neither party shall be required to make up any performance that was prevented by Force Majeure.

15.13 Non-Solicitation of Employees. During the Co-Promotion Term, neither party shall, directly or indirectly, recruit, or solicit any employee of the other party with whom such party has come into contact or interacted for the purposes of performing this Agreement, without the prior consent of the other party, except pursuant to general solicitations not targeted at such employees.

15.14 Press Releases.

      (a) Coordination. The parties agree on the importance of coordinating their public announcements respecting this Agreement and the subject matter hereof. Neurocrine and Pfizer will, from time to time, and at the request of the other party discuss and agree on the general information content relating to this Agreement and the License Agreement which may be publicly disclosed.

      (b) Announcements. The joint press release announcing the signing of the transactions contemplated by this Agreement and the License Agreement is attached hereto as Schedule 15.14 and will be promptly disseminated following signing.

      (c) In addition, Pfizer acknowledges that certain events related to the progress of the Collaboration may be material to Neurocrine and therefore, the parties agree to make public disclosures, whether by press release or publication, regarding the fact of the completion of Phase III Product Studies and top line data therefrom, the filing of an NDA, the First Approval with respect to the IR Product and the MR Product and the occurrence of any serious adverse events. The above-referenced releases may be Neurocrine releases or joint Neurocrine/ Pfizer releases at Pfizer's option, and the parties agree to jointly draft and agree on the content of such disclosure. Except as otherwise provided in this Section 15.14, neither party will make any public announcement regarding the fact of execution of this Agreement by the parties hereof, the terms of or events related this Agreement, and/or the collaboration (other than the peer-reviewed publications which are subject to the publication provisions set forth in Section 11.3) without the prior consent of the other. Notwithstanding the foregoing, a party may make any disclosure where in a party's reasonable legal opinion it is required by applicable Law or applicable stock exchange regulation or order or other ruling of a competent court, provided that prior to such disclosure, the disclosing party shall use reasonable efforts to notify the other party prior to making such disclosure, and will provide the other party with an opportunity to review and comment prior to release, provided the disclosing party shall not be required to delay such disclosures by more than forty-eight (48) hours to receive and discuss such comments, so long as the disclosing party has provided to the other party as much advance notice as is reasonably practicable under the circumstances. Each party agrees that it shall reasonably cooperate with the other with respect to all disclosures regarding this Agreement to the Securities Exchange Commission and any other governmental or regulatory agencies, including requests for confidential treatment of proprietary information of either party included in any such disclosure.

15.15 Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including, without limitation, any creditor of either party hereto. No such third party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against either party hereto.

15.16 Relationship of the Parties. Each party shall bear its own costs incurred in the performance of its obligations hereunder without charge or expense to the other except as expressly provided in this Agreement. Neither party shall have any responsibility for the hiring, termination or compensation of the other party's employees or for any employee compensation or benefits of the other party's employees. No employee or representative of a party shall have any authority to bind or obligate the other party to this Agreement for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other party without said party's approval. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, Neurocrine's legal relationship under this Agreement to Pfizer shall be that of independent contractor. Nothing in this Agreement nor the License Agreement shall be construed to establish a relationship of partners or joint venturers between the parties.

15.17 Further Assurances. Following the date hereof, Neurocrine and Pfizer shall, and shall cause each of their respective Affiliates to, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary or otherwise reasonably requested by Pfizer or Neurocrine, to confirm and assure the rights and obligations provided for in this Agreement, and render effective the consummation of the transactions contemplated thereby provided however that neither party will be required under this Section 15.17 to deliver instruments, documents, conveyances or assurances of any third party.

               [The remainder of this page is intentionally blank]

      IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first written above.

PFIZER INC.                                  NEUROCRINE BIOSCIENCES, INC.


By: /s/ Henry A. McKinnell                 By: /s/ Gary A. Lyons
   ----------------------------------         ----------------------------------
Name:   Henry A. McKinnell                 Name:   Gary A. Lyons
     --------------------------------           --------------------------------
Title:  Chairman of the Board              Title:  President and Chief
        and Chief Executive Officer                Executive Officer
      -------------------------------            -------------------------------